Exhibit 10.2

Confidential

Execution Version

BENTLEY SYSTEMS, INCORPORATED

Common Stock

PURCHASE AGREEMENT

ARTICLE I.

INTRODUCTORY.

THIS COMMON STOCK PURCHASE AGREEMENT (this “Agreement”), is made as of the 23rd day of September, 2016 by and among Bentley Systems, Incorporated, a Delaware corporation (the “Company”), Siemens AG, a stock corporation (Aktiengesellschaft) under the laws of Germany (the “Purchaser”) and the persons listed as “Key Holders” on the signature pages to this Agreement and any person or entity becoming a “Key Holder” after the date hereof in accordance with the terms of this Agreement (each a “Key Holder”, and each of the Key Holders, the Company and Purchaser, a “Party”).

Purchaser (directly or through one or more of its Affiliates) and the Company will agree to strategic collaboration and alliance opportunities for the purpose of enabling digital enterprises and creating new offerings for customers of the Purchaser and the Company, all to be set forth in a strategic collaboration agreement (the “Strategic Collaboration Agreement”), between the Company and an Affiliate of the Purchaser (the “Purchaser Collaboration Partner”).

In addition to the relationship established pursuant to the Strategic Collaboration Agreement, the Purchaser desires that, and the Company is willing to, (i) issue and sell to the Purchaser such number of shares of the Company’s Class B Non-Voting Common Stock, par value $0.01 per share (the “Class B Common Stock”), as have an aggregate purchase price equal to the Maximum Amount (as defined below) in a series of transactions, and (ii) grant Purchaser certain additional rights, all as set forth in, and subject to the terms and conditions of, this Agreement.  Purchaser shall purchase such shares of Class B Common Stock as provided herein.

Each Key Holder is the beneficial owner of capital stock of the Company and, in order to induce the Purchaser and the Company to enter into this Agreement, each Key Holder agrees with Purchaser that it will provide Purchaser with certain additional rights with respect to capital stock held by such Key Holder, all as set forth in, and subject to the terms and conditions of, this Agreement.

For the purposes of this Agreement, “Maximum Amount” means $100,000,000 upon the execution of this Agreement; provided that upon the earlier to occur of (i) the fifth anniversary of this Agreement and (ii) the acquisition by the Purchaser of $100,000,000 worth of shares of Class B Common Stock (as measured by the actual cash paid by the Purchaser hereunder), the “Maximum Amount” shall be automatically increased by $20,000,000 on each subsequent anniversary of the Agreement following such earlier occurrence, in each case, so long as the Strategic Collaboration Agreement remains in effect on each such subsequent anniversary.  For the avoidance of doubt, the Maximum Amount shall exclude any purchases by the Purchaser pursuant to Article XII.

ARTICLE II.

OFFERS; PURCHASE, SALE AND DELIVERY OF CLASS B COMMON STOCK.

Section 2.01    Initial Offer and Closing.

(a)        Promptly (but in any event within five (5) business days) following the date hereof, the Company shall commence a share repurchase offer (the “Initial Offer”), pursuant to which the Company shall offer to repurchase shares of Class B Common Stock from existing stockholders of the Company at a price of $10.48 per share (the “Initial Offer Price”).  The Parties agree that the Initial Offer Price is equal to the current FMV (as defined below). The Initial Offer shall be held open by the Company for no less than twenty (20) business days (such twentieth business day being the “Expiration Date”).  Subject to the terms of this Agreement, the Company may extend the Expiration Date of the Initial Offer and terminate, withdraw or otherwise amend or modify the Initial Offer in its sole discretion.

(b)        Promptly (but in any event within five (5) business days) following the Expiration Date, the Company shall provide a written report (the “Purchase Report”) to the Purchaser setting forth the total number of shares of Class B Common Stock to be sold to Purchaser by the Company and pursuant to any Direct Sales (as defined below) by any Selling Stockholders (as defined below) (collectively, the “Initial Shares”).  The Initial Shares shall include and consist of all of the following amounts of shares of Class B Common Stock and the Purchase Report shall include a summary thereof (including the names of the record and beneficial owners thereof): (a) the number of shares of Class B Common Stock validly tendered, not withdrawn and accepted for payment by the Company (the “Tendered Shares”); (b) the number of Direct Shares offered for sale by the Selling Stockholders in accordance with Section 2.03 hereof, if any (as to which the Company shall waive any applicable transfer restrictions); and (c) the number of shares of Class B Common Stock purchased by the Company from employee stockholders pursuant to the Company’s Equity Incentive Plans during the one hundred and eighty (180) day period preceding the Expiration Date that the Company elects to sell to the Purchaser hereunder (collectively, “Additional Shares”); provided that, to the extent the aggregate purchase price for the Tendered Shares and Direct Shares to be sold at the Initial Closing is less than $20 million, the Company shall sell to the Purchaser the lesser of (1) all Additional Shares actually purchased by the Company from employee stockholders pursuant to the Company’s Equity Incentive Plans during the one hundred and eighty (180) day period preceding the Expiration Date and (2) the number of Additional Shares necessary to cause the aggregate purchase price for all the Initial Shares to equal $20 million.  The Company’s delivery of the Purchase Report shall create a binding obligation hereunder with respect to the Initial Shares (x) on the Company to sell the Tendered Shares and the Additional Shares, if any,  to the Purchaser at the Initial Closing, and (y) on the Purchaser to purchase such Tendered Shares and Additional Shares, if any,  from the Company at the Initial Closing and to accept the offer by each Selling Stockholder to purchase the Direct Shares, on and subject to the terms of this Agreement and each Stock Purchase Agreement, as applicable, at the Initial Closing.

(c)        No later than five (5) business days following the delivery of the Purchase Report (such date, the “Closing Date”), and subject to the fulfillment of the conditions set forth in Articles IV and V hereof, the Purchaser shall purchase the Tendered Shares and Additional Shares, if any, from the Company and the Direct Shares, if any, from the Selling Stockholders.

The aggregate purchase price for the Initial Shares (the “Initial Purchase Price”) shall be determined by multiplying the number of Initial Shares by the Initial Offer Price, and shall be paid by wire transfer of immediately available funds to an account designated by the Company in the Purchase Report, it being understood and agreed that the Company shall act as paying agent for each Selling Stockholder and in no circumstances shall Purchaser have any obligation to make any payment to any person or entity other than the Company (the initial issuance and sale of the Initial Shares  being referred to as the “Initial Closing”).  At the Initial Closing, the Company shall deliver a stock certificate evidencing the Purchaser’s ownership of the Initial Shares.  At the Initial Closing, all previously-issued stock certificates representing the Initial Shares sold at the Initial Closing shall be cancelled by the Company and Purchaser shall be registered on the books and records of the Company as the record holder of the Initial Shares.

Section 2.02    Subsequent Offers and Additional Closings.  To the extent the aggregate of the Initial Purchase Price and, following any Additional Closing (as defined below), each Subsequent Purchase Price (as defined below) paid by the Purchaser hereunder and for any Direct Shares sold in accordance with Section 2.03 is less than the Maximum Amount, the provisions of this Section 2.02 shall apply.

(a)        Subject to Section 2.02(f), after the Initial Closing and, if applicable, each Additional Closing Date, the Company shall commence (no more than twice per calendar year beginning in 2017 and promptly after the determination of the applicable FMV as provided below), and shall provide at least ten (10) business days’ prior written notice to the Purchaser of the Company’s commencement of, a Class B Common Stock share repurchase offer from any or all of its then-existing Company stockholders (other than the Purchaser) and shall sell to the Purchaser, on the terms and subject to the conditions contained in this Agreement (each such subsequent share repurchase offer a “Subsequent Offer” and, together with the Initial Offer, each an “Offer”), the Subsequent Shares (as defined below).

(b)        No more than twice per calendar year beginning in 2017 (i) the Company’s board of directors (the “Board”) shall adopt a new fair market value of a single share of the Company’s Class B Common Stock, which shall be the fair market value utilized for financial reporting purposes and for other transactions involving the Company’s Class B Common Stock or comparable securities (the “FMV”) and (ii) the Company shall commence a Subsequent Offer pursuant to which it shall offer to repurchase shares of Class B Common Stock from any or all of its then-existing stockholders (other than the Purchaser) at a price per share equal to such FMV (the applicable “Subsequent Offer Price” and together with the Initial Offer Price, each an “Offer Price”). At least ten (10) business days prior to commencement of each such Subsequent Offer, the Company shall deliver to the Purchaser a report (the “FMV Report”) setting forth in reasonable detail the FMV and reasonable supporting materials, assumptions, comparable, analysis and calculations therefor (including copies of any financial statements, projections or other materials referenced in or made a part of such FMV Report).  Each FMV Report shall be prepared by CBIZ, LLC (or such other independent third party appraiser approved by the Purchaser, such approval not to be unreasonably withheld, conditioned or delayed) using the same or substantially the same methodologies and similar parameters and approaches to those utilized in the FMV Report, dated as of June 30, 2016, that was used to determine the Initial Offer Price, subject, in all cases, to reasonable variations arising from or related to the passage of time and changing business conditions (the “Acceptable Methodologies”).  If the FMV adopted by the Board is different from the fair market value of Class B Common Stock set forth in the FMV Report, the Company shall also deliver to Purchaser a reconciliation or explanation setting forth in reasonable detail the reasons for the difference.  The parties agree that the FMV Reports prepared by CBIZ, LLC and included in the Data Room as of the date hereof have been prepared using Acceptable Methodologies and constitute FMV Reports hereunder. The Purchaser shall have ten (10) business days following the delivery of the FMV Report to provide the Company with notice of an FMV Deviation (as defined below). If the Purchaser fails to deliver such notice in a timely fashion, the Purchaser shall be obligated to purchase the Subsequent Shares (as defined below) designated in the applicable Subsequent Purchase Report (as defined below) for the Subsequent Purchase Price (as defined below); provided that, notwithstanding anything to the contrary, if (i) the FMV adopted by the Board is different from the fair market value of Class B Common Stock set forth in the applicable FMV Report, (ii) the applicable FMV Report was not prepared in accordance with Acceptable Methodologies, (iii) the applicable FMV and Subsequent Offer Price with respect to such Subsequent Shares is greater than 10% higher than the FMV and Offer Price utilized in the then most recent prior Closing or (iv) the applicable FMV and Subsequent Offer Price with respect to such Subsequent Shares is greater than 20% higher than the FMV and Offer Price utilized in the then second most recent prior Closing (if any), then in any such case (each, a “FMV Deviation”), the Purchaser shall not be bound to purchase any such Subsequent Shares and instead shall have (x) the option, at its sole election and discretion, to purchase such Subsequent Shares at the FMV that gave rise to the FMV Deviation (it being understood and agreed, for the avoidance of doubt, that the Company shall still be bound to sell to the Purchaser, and the Purchaser shall be bound to buy from the Company, such Subsequent Shares if Purchaser so elects), (y) an opportunity to discuss the reasons for the FMV Deviation with the Company, and (z) reasonable access to the documentation and other supporting materials informing the FMV, in each case, as is reasonably necessary in order for the parties to reach an understanding with respect to the reasons for the FMV Deviation.  For the avoidance of doubt, the Purchaser’s option set forth in clause (x), above, shall expire (with respect to the applicable Subsequent Offer only) if not exercised by the tenth (10th) day following the Purchaser’s notification of an FMV Deviation, unless extended by the Company in its sole discretion.  If the Purchaser does not exercise the option set forth in clause (x) above in a timely fashion with respect to a particular Subsequent Offer, the Company shall not be obligated to commence such Subsequent Offer, and the Purchaser shall accordingly have irrevocably waived any right to acquire the applicable Subsequent Shares solely with respect to such Subsequent Offer and contemplated Subsequent Closing; provided that, for the avoidance of doubt, the failure to exercise such option with respect to a particular FMV Deviation, Subsequent Offer and contemplated Subsequent Closing shall not constitute a rejection of any other opportunities to purchase any Subsequent Shares at a different Subsequent Closing under this Agreement and the Purchaser’s rights and the Company’s obligations in clauses (a) and (b) of this Section 2.02 shall continue with respect to future Subsequent Offers.

(c)        Each Subsequent Offer shall be held open by the Company for no less than twenty (20) business days (such twentieth business day being the “Subsequent Expiration Date”).  Subject to the terms of this Agreement, the Company may extend any Subsequent Expiration Date of any Subsequent Offer in its sole discretion and terminate, withdraw or otherwise amend or modify the Subsequent Offer in its sole discretion.

(d)        Promptly following each Subsequent Expiration Date with respect to a Subsequent Offer, the Company shall provide a written report (a “Subsequent Purchase Report”) to the Purchaser setting forth the total number of shares of Class B Common Stock to be sold to Purchaser by the Company and pursuant to any Direct Sales at the applicable Additional Closing (as defined below) (collectively, the “Subsequent Shares”).  The Subsequent Shares shall include and consist of all of the following amounts of shares of Class B Common Stock and the Subsequent Purchase Report shall include a summary thereof (including the names of the record and beneficial owners thereof): (a) the number of Tendered Shares with respect to such Subsequent Offer (the “Subsequent Tendered Shares”); (b) the number of Direct Shares offered for sale by the Selling Stockholders with respect to such Subsequent Offer in accordance with Section 2.03 hereof, if any (as to which the Company shall waive any applicable transfer restrictions); and (c) the number of shares of Class B Common Stock actually purchased by the Company from employee stockholders pursuant to the Company’s Equity Incentive Plans during the period beginning on the date the last Subsequent Purchase Report was delivered hereunder (or, in the case of the Initial Offer, the Purchase Report) and ending on the applicable Subsequent Expiration Date (the “Subsequent Additional Shares”). The Company’s delivery of a Subsequent Purchase Report shall create a binding obligation hereunder with respect to the applicable Subsequent Shares (x) on the Company to sell the Subsequent Tendered Shares and the Subsequent Additional Shares to the Purchaser at the applicable Additional Closing and (y) on the Purchaser to purchase such Subsequent Shares from the Company at such Additional Closing and to accept the offer by each Selling Stockholder to purchase the Direct Shares on and subject to the terms of this Agreement and each applicable Stock Purchase Agreement, at the applicable Additional Closing.

(e)        If the Purchaser is bound to do so, no later than ten (10) business days following the delivery of the Subsequent Purchase Report (each such date, an “Additional Closing Date”), and subject to the fulfillment of the conditions set forth in Articles IV and V hereof (and any applicable conditions in any Stock Purchase Agreement), the Purchaser shall purchase the Subsequent Tendered Shares and the Subsequent Additional Shares, if any, from the Company and the Direct Shares, if any, from the Selling Stockholders.  The aggregate purchase price for the Subsequent Shares (the “Subsequent Purchase Price”) shall be determined by multiplying the number of Subsequent Shares by the Subsequent Offer Price, and shall be paid by wire transfer of immediately available funds to an account designated by the Company, which shall act as paying agent for each Selling Stockholder (it being understood and agreed that in no circumstances shall Purchaser have any obligation to make any payment to any person or entity other than the Company) (each such issuance and sale of the Subsequent Tendered Shares and Subsequent Additional Shares and each sale of any Direct Shares being referred to as, an “Additional Closing” and, collectively with the Initial Closing, the “Closings” and each individually a “Closing”).  At each Additional Closing, the Company shall deliver a stock certificate evidencing the Purchaser’s ownership of the Subsequent Shares. At each Additional Closing, all previously-issued stock certificates representing the Subsequent Shares sold at such Additional Closing shall be cancelled by the Company and Purchaser shall be registered on the books and records of the Company as the record holder of the Subsequent Shares.

(f)        The Company and the Purchaser shall continue to follow the procedures set forth in Section 2.02 until such time as this Agreement expires or is terminated or the Purchaser has paid the Maximum Amount hereunder (including for any Direct Shares), whichever occurs first.

Following the date on which the Purchaser has paid the Maximum Amount (including for any Direct Shares), the Purchaser shall no longer be obligated to buy any further shares of Class B Common Stock hereunder or from any Selling Stockholder pursuant to a Stock Purchase Agreement (or, for the avoidance of doubt, this Agreement).  For the avoidance of doubt, the provisions of this Article II shall automatically terminate and be of no further force or effect upon the effectiveness of a registration statement and/or registration of shares, as applicable, in connection with an underwritten public offering relating to a Registration Event (as defined below) (an “Effective Registration”).  In addition, if the Board of Directors of the Company, acting on advice of outside counsel, reasonably determines in good faith that commencing a new Subsequent Offer could materially impact, or would reasonably be expected to be materially impacted by, a Registration Event expected to be consummated by the Company in the succeeding 9-month period, the Company may elect to suspend the provisions of this Article II by providing written notice of such election to the Purchaser, and such suspension shall remain in effect until such time that the Company notifies the Purchaser that the Company is no longer actively employing good faith commercially reasonable efforts to cause an Effective Registration.  For the purposes of this Agreement, “Registration Event” means such time subsequent to the date hereof that the Company first files a registration statement (including a draft registration statement confidentially submitted to the Securities Exchange Commission) with respect to the sale of its common stock to the public under the Act and/or registers its shares under Section 12 of the Securities Exchange Act of 1934, as amended.

Section 2.03   Direct Shares.  To the extent that any stockholder of the Company (a “Selling Stockholder”) does not participate in the Initial Offer or a Subsequent Offer for any reasonable reason and wishes to sell Class B Common Stock (“Direct Shares”) directly to Purchaser at the Initial Offer Price or Subsequent Offer Price per share (as applicable) at an applicable Closing (a “Direct Sale”), then the Company shall advise the Purchaser of the proposed sale of such Direct Shares in accordance with the procedures set forth in this Article II, and the provisions of Article XIX shall apply; provided that Purchaser shall purchase all of such Direct Shares, subject to the Maximum Amount and the terms of this Agreement, directly from such Selling Stockholder pursuant to an agreement in the form of the Stock Purchase Agreement attached as Exhibit A hereto (each, a “Stock Purchase Agreement”).  The purchase price paid by Purchaser for any Direct Shares acquired shall be specified in the Purchase Report and each Subsequent Purchase Report, as applicable, and shall apply toward the Maximum Amount, and shall be paid directly to the Company as paying agent.

Section 2.04    Future Share Repurchase Programs.  Notwithstanding anything to the contrary contained herein, prior to an Effective Registration, if the Company wishes to initiate any share repurchase program or other program involving a third party purchaser similar to the actions contemplated to be taken by the Company under this Article II, the Company shall notify the Purchaser of its intention and the Purchaser shall have the exclusive option to assume the role of purchaser in such program, which option must be exercised no later than the 20th business day following Purchaser’s receipt of the Company’s notice, it being understood and agreed that during such 20 business day period, the Company shall be precluded from offering to, or engaging, any other third party to take such role in any such program.  The Company agrees to engage with Purchaser in good faith discussions regarding the potential extension or renewal of Article II or any similar share repurchase program beyond the Maximum Amount.

Section 2.05    Top-Up Shares.  If at the time of an Effective Registration relating to an initial public offering by the Company of its Class B Common Stock (an “IPO”) the aggregate purchase price paid by the Purchaser hereunder for shares of Class B Common Stock is less than the Maximum Amount (as such amount may be increased from time to time) (such deficit, a “Shortfall”), then concurrently with the closing of the IPO (the “IPO Closing”), the Company shall, directly or indirectly, cause the sale to the Purchaser of, and the Purchaser shall purchase, the Top-Up Shares (as defined below), at a price per share equal to the price per share that the Class B Common Stock is sold to the public in the IPO at the IPO Closing (the “IPO Price”).  The “Top-Up Shares” means a number of shares of Class B Common Stock determined by dividing the Shortfall by the IPO Price.

ARTICLE III.

CONDITIONS OF THE OBLIGATIONS OF THE PURCHASER

The obligation of the Purchaser to purchase and pay for the Class B Common Stock (whether Initial Shares, Subsequent Shares or otherwise, and whether under this Agreement or any Stock Purchase Agreement) at the Initial Closing and each Additional Closing (if applicable) are subject to the satisfaction as of each such Closing of the following conditions:

Section 3.01    The representations and warranties of the Company set forth in Article V hereof shall be true and correct (for these purposes, disregarding any qualification therein to “Material Adverse Effect”, “material adverse effect”, “material”, “materially” or other terms of  a similar nature  and related qualifiers) in all material respects (except for the representations and warranties in Sections 5.01, 5.02, 5.03, 5.04, 5.07(1), 5.08(1), 5.10, 5.11, 5.13 and 5.14, which shall be true and correct in all respects) and the representations of each Key Holder set forth in Article VII shall be true and correct in all respects, in each case on and as of the Closing Date and each Additional Closing Date (as applicable) (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all material respects), and all of the respective covenants, agreements, obligations and conditions of the Company and Key Holders required to be performed or complied with on or prior to the applicable Closing shall have been performed or complied with in all material respects at or prior to the applicable Closing.

Section 3.02    An authorized officer of the Company shall deliver to the Purchaser at each applicable Closing a certificate certifying that the conditions specified in this Article III have been fulfilled and satisfied.

Section 3.03     All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Offered Shares pursuant to this Agreement shall be obtained and effective as of each applicable Closing.

Section 3.04    No statute, rule or regulation shall have been enacted or promulgated by any governmental entity which prohibits the consummation of the transactions contemplated by this Agreement, and there shall be no order or injunction of a court of competent jurisdiction in effect preventing the consummation of the transactions contemplated by this Agreement.

Section 3.05    The Company shall have delivered to the Purchaser, whether by uploading to the Data Room or otherwise, a capitalization table updating the information set forth in Section 5.02 as of the most recent practicable date preceding the Closing Date and each Additional Closing Date (as applicable) (but without giving effect to the applicable Closing).

Section 3.06    The Secretary of the Company shall have delivered to the Purchaser at each applicable Closing a certificate certifying (a) the then current Bylaws of the Company, as may be amended and restated from time to time, (b) the then current Certificate of Incorporation of the Company, as may be amended and restated from time to time, (c) resolutions of the Board of the Company, and if required by applicable law, the stockholders of the Company, approving this Agreement, the transactions contemplated hereby and the documents related hereto and (d) that the Company is in good standing in the State of Delaware.

Section 3.07     No action, suit or proceeding shall be pending or threatened before any governmental entity wherein an unfavorable injunction, judgment, order, decree, ruling or charge would reasonably be expected to prevent consummation of any of the transactions contemplated hereby.

Section 3.08    With respect to the Initial Closing and each Additional Closing, the Company shall have made offers to repurchase shares of Class B Common Stock from stockholders of the Company holding such number of shares that, if accepted, would afford the Purchaser the ability to cumulatively purchase the Maximum Amount.

Section 3.09    With respect to each Additional Closing, no FMV Deviation shall have occurred that the Purchaser has not then waived in writing.

Section 3.10    Solely with respect to the sale of any Direct Shares at any Closing, a Stock Purchase Agreement with respect thereto shall have been duly executed and delivered by any Selling Stockholders with respect to such Direct Shares and be in full force and effect with any and all conditions thereunder satisfied (or validly waived) (it being understood and agreed that the failure of the condition set forth in this Section 3.10 shall only relieve the Purchaser of its obligation to purchase Direct Shares from the Selling Stockholder who has failed to deliver a Stock Purchase Agreement or satisfied the conditions thereunder, and shall not relieve the Purchaser from its obligation to purchase the Initial Shares or Subsequent Shares, as applicable, at such Closing).

Section 3.11    The Company shall not have experienced any Material Adverse Effect (as defined below).

ARTICLE IV.

CONDITIONS OF THE OBLIGATIONS OF THE COMPANY

The obligations of the Company to sell Class B Common Stock on the Initial Closing and on any Additional Closing Date (if applicable) are subject to the satisfaction on or prior to each such Closing of the following conditions:

Section 4.01    The representations and warranties of the Purchaser set forth in Article VI hereof shall be true and correct in all material respects at and as of the Closing Date and each

Additional Closing Date (as applicable) (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects), and all covenants, agreements, obligations and conditions of the Purchaser required to be performed at or prior to the applicable Closing shall have been performed in all material respects at or prior to the applicable Closing.

Section 4.02    An authorized officer of the Purchaser shall deliver to the Company at each applicable Closing a certificate certifying that the conditions specified in this Article IV have been fulfilled and satisfied.

Section 4.03     All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Offered Shares pursuant to this Agreement shall be obtained and effective as of each applicable Closing.

Section 4.04    No statute, rule or regulation shall have been enacted or promulgated by any governmental entity which prohibits the consummation of the transactions contemplated by this Agreement, and there shall be no order or injunction of a court of competent jurisdiction in effect preventing the consummation of the transactions contemplated by this Agreement.

Section 4.05     No action, suit or proceeding shall be pending or threatened before any governmental entity wherein an unfavorable injunction, judgment, order, decree, ruling or charge would reasonably be expected to prevent consummation of any of the transactions contemplated hereby.

Section 4.06     The Purchaser shall have delivered the Initial Purchase Price or Subsequent Purchase Price, as applicable, in accordance with the Company’s payment instructions.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth on the Disclosure Schedules delivered by the Company to the Purchaser (which Disclosure Schedules shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Article V, and the disclosures in any section or subsection of the Disclosure Schedules shall qualify other sections and subsections of this Article V only to the extent it is reasonably apparent on its face that the disclosure is applicable to such other sections and subsections), updated from the date of the last applicable Closing solely as permitted below (the “Disclosure Schedules”), the Company hereby represents and warrants to the Purchaser the following representations are true and correct as of the date hereof and as of the date of each applicable Closing; provided that the Company shall have the right to deliver an updated Disclosure Schedule to the Purchaser as of the date of any Closing subsequent to the Initial Closing to disclose any actions first taken by the Company or any facts or circumstances first arising subsequent to the immediately prior Closing (“Updated Schedules”), which shall be deemed to qualify the representations and warranties to which the Updated Schedules relate for the purposes of this Agreement (it being understood that the representations and warranties made by the Company pursuant to this Article V in respect of a particular Closing shall be qualified solely by the Disclosure Schedules, including Updated Schedules, delivered in respect of such Closing and not by any Disclosure Schedules delivered in connection with any subsequent Closing).  If in the absence of the Updated Schedules the condition set forth in Section 3.01 would not be met, the Purchaser may elect not to consummate the applicable Closing by delivering written notice of such election to the Company within five (5) business days of its receipt of the Updated Schedules.  If such timely election is not delivered to the Company, the Purchaser shall have waived any right not to consummate the applicable Closing on the basis of any matters set forth in the Updated Schedules.

For purposes of these representations and warranties (other than those in Sections 5.02, 5.03, 5.04, and 5.06), the term the “Company” shall include any subsidiaries of the Company, unless otherwise noted herein.

Section 5.01   Good Standing of the Company; Subsidiaries.  The Company is a corporation duly incorporated and is existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as presently conducted; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be duly qualified or in good standing in such other jurisdictions would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).  Each subsidiary of the Company has been duly incorporated, organized or formed, as applicable, and is existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, as applicable, with corporate, limited liability company, as applicable, and/or other similar power and authority to own its properties and conduct its business as presently conducted; and each subsidiary of the Company is duly qualified to do business as a foreign corporation or other entity, as applicable, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification in each case, except where the failure to be so qualified or in good standing in such other jurisdictions as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 5.02    Capitalization.

(a)        The shares of Class B Common Stock offered hereunder (including any Tendered Shares, Subsequent Tendered Shares, Additional Shares and any Subsequent Additional Shares) together with any Direct Shares sold by the Selling Stockholders (the “Offered Shares”), have been duly authorized and, when the Offered Shares have been delivered and paid for in accordance with this Agreement or any Stock Purchase Agreement with a Selling Stockholder on the Initial Closing Date and each Additional Closing Date (as applicable), such Class B Common Stock will be validly issued, fully paid and nonassessable.  As of the date hereof, the authorized capital stock of the Company consists of (i) 320,000,000 shares of Class A Voting Common Stock, par value $0.01 per share, of which 11,601,757 shares are issued and outstanding, and (ii) 300,000,000 shares of Class B Common, of which 109,923,520 shares are issued and outstanding (including 77,500 shares of restricted stock (the “Restricted Stock”)).  As of the date hereof, there are (1) 9,607,667 shares of Class B Common Stock subject to outstanding options (the

“Options”), (2) 128,864 restricted Class B Common Stock units (the “RSUs”) and (3) 19,187,777 phantom shares of Class B Common Stock allocated to participants in the Company’s non-qualified deferred compensation plans.  All issued and outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable, and all shares subject to Options or RSUs will be, when issued, duly authorized, validly issued fully paid and nonassessable.

(b)        Except for the rights of Purchaser pursuant hereto or as set forth in the Stockholders Agreement (as defined below), the Company’s Financial Statements reflect all of the outstanding (as of the date thereof) options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements to purchase or acquire from the Company any shares of Class A Common Stock or Class B Common Stock, or any securities convertible into or exchangeable for shares of Class A Common Stock or Class B Common Stock.

The Company has obtained valid waivers of any rights by other parties to purchase any of the shares covered by this Agreement.

Section 5.03    Authorization.  All corporate action required to be taken by the Company’s Board and stockholders in order to authorize the Company to enter into this Agreement and to consummate the transactions contemplated hereby has been taken.  All action on the part of the officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of each Closing has been taken or will be taken prior to such Closing. The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as limited by (1) laws limiting the availability of specific performance, injunctive relief, and other equitable remedies; and (2) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights generally.

Section 5.04    Valid Issuance of Shares.

(a)        The Offered Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than applicable state and federal securities laws or as provided in this Agreement, including the transfer restrictions set forth in Section 10.01 hereof.  Assuming the accuracy of the representations of the Purchaser in Article VI of this Agreement and subject to the filings described in this Section 5.04  the Company has complied and will comply with all federal and state securities laws applicable to the issuance of the Initial Shares, Additional Shares and Subsequent Shares.

(b)        No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (“Securities Act”) (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Person listed in the first paragraph of Rule 506(d)(1), except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable.

Section 5.05   Litigation.  No claim, action, suit, proceeding, arbitration, complaint, charge or investigation is pending or, to the knowledge of the Company, threatened (1) against the Company or any officer, director or key employee of the Company, in each case in such capacity; (2) with respect to the Company’s execution and delivery of this Agreement or the consummation by the Company of the transactions contemplated hereby; or (3) to the Company’s knowledge, that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 5.06    Absence of Further Requirements.  No consent, approval, authorization, or order of, or filing or registration with, any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or similar body or any court or with any self-regulatory organization or other non-governmental regulatory authority, is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement, except for any such consents, approvals, authorizations, orders, filings or registrations, the absence of which would not, individually or in the aggregate, materially interfere with the consummation of the transactions contemplated hereby.

Section 5.07    Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance of this Agreement, and the sale of the Offered Shares, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (1) their respective charter, by-laws, certificate of formation, limited liability company agreement, as applicable, or similar organizational documents of the Company or any of its subsidiaries, (2) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (3) any agreement for borrowed money to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, except as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

Section 5.08    Absence of Existing Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is (1) in violation of its respective charter, by-laws, certificate of formation, limited liability company agreement, as applicable, or other similar organizational documents  or (2) in default under any existing material obligation, agreement, covenant or condition contained in any note, indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, (3) in violation of any material instrument, judgment, order, writ or decree, or (4) in violation of any federal, state, local or foreign law, regulation or rule, or order of any governmental agency or body or any court having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in each case, as would not, individually or in the aggregate, result or reasonably be expected to result in a Material Adverse Effect.

Section 5.09     Financial Statements.  The Company has delivered to Purchaser its most recently available audited year-end and unaudited quarterly financial statements (collectively, the “Financial Statements”).  The Financial Statements present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in such Financial Statements, such Financial Statements have been prepared in conformity with GAAP applied on a consistent basis.

Section 5.10     No Material Adverse Effect.  Since the end of the period covered by the applicable Financial Statements, no event or circumstance has occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

Section 5.11    Registration and Voting Rights.  Except as may be required as a result of the Bentley Systems, Incorporated Profit Sharing/401(k) Plan, as amended, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities.  To the Company’s knowledge, except as contemplated in the Equity Incentive Plans and the Second Amended and Restated Stockholders Agreement, dated as of March 28, 2013, between the Company and certain Key Holders (the “Stockholders’ Agreement”), no stockholder of the Company has entered into any agreements with respect to the voting of capital stock of the Company.

Section 5.12    Taxes.  Except as would not reasonably be expected to result in material liability to the Company, the Company has paid to the extent due and payable, or (to the extent accrued but not yet due and payable) has adequately reserved (in accordance with GAAP) for the payment of, all material taxes that are required to be paid by or on behalf of the Company. The Financial Statements reflect an adequate reserve (in accordance with GAAP) for all material tax obligations owed by the Company through the date of such Financial Statements.

Section 5.13    Corporate Documents. The charter and by-laws of the Company are in the form provided to the Purchaser.

Section 5.14    Broker or Finders.  The Company has not engaged any brokers, finders or agents, and neither the Company nor the Purchaser will incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

Section 5.15    Compliance with Laws; Anti-Corruption Laws.

(a)        The Company is, and its business has been, conducted in compliance in all material respects with all applicable laws and regulations (the “Applicable Laws”), except to the extent the non-compliance with any such Applicable Laws would not reasonably be expected to expose the Company to liability in excess of $2,000,000.

(b)        None of the Company, any of its subsidiaries or any director or executive officer of the Company or, to the knowledge of the Company, employee, officer of the Company or its subsidiaries or agent of the Company or any of its subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to an act by any governmental authority; (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iii) made any other unlawful payment under any Applicable Law relating to anti-corruption, bribery or similar matters.

Neither the Company nor any of its subsidiaries has disclosed to any governmental authority that it violated or may have violated any Applicable Law relating to anti-corruption, bribery or similar matters.  To the knowledge of the Company, no governmental authority is investigating, examining or reviewing the Company’s compliance with any applicable provisions of any Applicable Law relating to anti-corruption, bribery or similar matters.

(c)        The Purchaser acknowledges and agrees that, if applicable, the provisions of Section 25.01(a) constitute the Purchaser’s sole and exclusive remedy with respect to the matters contemplated by Section 5.15(b).

ARTICLE VI.

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Company that:

Section 6.01    Organization and Good Standing. The Purchaser has been duly organized as a stock corporation (Aktiengesellschaft), and is validly existing under German law.

Section 6.02    Authorization. All corporate action required to be taken by the Purchaser’s Board in order to authorize the Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby has been taken.  All action on the part of the officers of the Purchaser necessary for the execution and delivery of this Agreement, the performance of all obligations of the Purchaser under this Agreement to be performed as of each Closing has been taken or will be taken prior to such Closing. The Purchaser has full power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except as limited by (i) laws limiting the availability of specific performance, injunctive relief, and other equitable remedies; and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights generally.  All action on the part of the Purchaser necessary for the authorization, execution, delivery and performance of all of the Purchaser’s obligations under this Agreement has been taken or will be taken prior to each Closing.

Section 6.03    Consents.  No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Purchaser in connection with the execution and delivery of this Agreement by the Purchaser or the performance of the Purchaser’s obligations hereunder.

Section 6.04    No Registration.  Purchaser understands that the Offered Shares have not been, and will not be, registered under the Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations expressed herein or otherwise made pursuant hereto.  The Purchaser is purchasing the Offered Shares for its own account for investment only, and not with a view to the resale or distribution thereof. The Purchase will not distribute the Class B Common Stock purchased hereunder (or any Direct Shares) in violation of the Securities Act or the applicable securities laws of any state. The Purchaser understands that it will be required to hold the Class B

Common Stock purchased hereunder (or any Direct Shares) subject to the provisions of Article X hereof.

Section 6.05   Investment Experience.  The Purchaser has substantial experience in evaluating and investing in non-publicly traded securities in companies similar to the Company and acknowledges that the Purchaser can protect its own interests.  The Purchaser has such knowledge and experience in financial and business matters so that the Purchaser is capable of evaluating the merits and risks of an investment in the Offered Shares.  In formulating a decision to enter into this Agreement, such Purchaser has relied solely upon (a) the provisions of this Agreement, (b) an independent investigation of the Company’s business (including the business of its subsidiaries), and (c) consultations with, its legal and financial advisors with respect to this Agreement and the nature of its investment.

Section 6.06   Investigation.  The Purchaser confirms that it has completed its investigation of the Company and its business and financial condition to its satisfaction.

Section 6.07    Accredited Investor.  The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

Section 6.08    Litigation. No claim, action, suit, proceeding, arbitration, complaint, charge or investigation is pending or, to the knowledge of the Purchaser, threatened, against the Purchaser with respect to Purchaser’s execution and delivery of this Agreement or the consummation by the Purchaser of the transactions contemplated hereby (other than those involving the Company’s stockholders filed after the date of this Agreement).

Section 6.09    Broker or Finders.  The Purchaser has not engaged any brokers, finders or agents, and neither the Company nor the Purchaser will incur, directly or indirectly, as a result of any action taken by the Purchaser, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

ARTICLE VII.

REPRESENTATIONS AND WARRANTIES OF THE KEY HOLDERS

Each Key Holder represents and warrants to the Company and the Purchaser that:

Section 7.01    Authorization. Such Key Holder has full power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by such Key Holder and constitutes a valid and legally binding obligation of such Key Holder, enforceable in accordance with its terms, except as limited by (i) laws limiting the availability of specific performance, injunctive relief, and other equitable remedies; and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights generally.  All action on the part of such Key Holder necessary for the authorization, execution, delivery and performance of all of such Key Holder’s obligations under this Agreement has been taken or will be taken prior to the Closing.

Section 7.02    Consents.  Except as set forth in the Stockholders Agreement, no consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by such Key Holder in connection with the execution and delivery of this Agreement by such Key Holder or the performance of such Key Holder’s obligations hereunder.

Section 7.03    Broker or Finders.  Such Key Holder has not engaged any brokers, finders or agents, and no party hereto will incur, directly or indirectly, as a result of any action taken by such Key Holder, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

Section 7.04     Capital Stock. Such Key Holder represents and warrants that such Key Holder, except with respect to any Exempt Transactions subsequent or, with respect to the pledging of shares, prior to the date of this Agreement as permitted by Section 12.06, is the sole legal and beneficial owner of the shares of Capital Stock (as defined below) held by it subject to this Agreement as set forth on Exhibit B attached hereto (as may be updated from time to time to reflect any additional shares of Capital Stock such Key Holder may hereafter acquire).  The shares of Capital Stock sold by such Key Holder to the Purchaser pursuant to any Stock Purchase Agreement shall be free and clear of liens and restrictions (other than restrictions on transfer under applicable United States securities laws for which there is a valid exemption in connection with the transactions contemplated hereby and any restrictions hereunder, including the transfer restrictions in Section 10.01 hereof).

ARTICLE VIII.

PROTECTIVE PROVISIONS

At any time from and after the date of this Agreement until the earlier to occur of (i) any Effective Registration or (ii) the Transfer by the Purchaser pursuant to Article XIII of greater than fifty-percent of the aggregate number of shares of Class B Common Stock acquired hereunder (measured as of the applicable date of determination, a “Significant Sale”), except as reasonably required in connection with a Registration Event, the Company shall not, and none of the Key Holders shall permit the Company to, either directly or indirectly by amendment, merger, consolidation or otherwise, take or permit any of the following actions without (in addition to any other vote required by law or the Certificate of Incorporation of the Company) the prior written consent of the Purchaser, which consent shall not be unreasonably withheld, delayed or conditioned:

Section 8.01    amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Company in a manner that disproportionately affects the powers, preferences or rights of the Class B Common Stock (other than, for the avoidance of doubt, any amendments, restatements or other modifications that by their terms are only effective upon an Effective Registration);

Section 8.02    create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock equal or senior to the Class B Common Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends and rights of redemption, or increase the authorized number of shares of Class B Common Stock or increase the authorized number of shares of Class A Common Stock;

Section 8.03    reclassify, alter or amend any existing security of the Company that is pari passu with the Class B Common Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Class B Common Stock in respect of any such right, preference, or privilege;

Section 8.04    declare, pay or set aside any dividends or otherwise make any distributions on shares of any class or series of capital stock of the Company (other than dividends on shares of Class A Common Stock or Class B Common Stock payable in shares of Class A Common Stock or Class B Common Stock, respectively) unless such a dividend or distribution is paid with respect to all outstanding shares of Class A Common Stock or Class B Common Stock on a pro rata and pari passu basis; provided, that, the Company shall not declare, pay or set aside any dividends or otherwise make any distributions on shares of any class or series of capital stock of the Company (other than dividends on shares of Class A Common Stock or Class B Common Stock payable in shares of Class A Common Stock or Class B Common Stock, respectively, or ordinary quarterly cash dividends) during (i) the period of time between the signing of this Agreement and the Initial Closing; or (ii) the period of time between the Board adopting a new FMV and an applicable Additional Closing (for the avoidance of doubt, whether or not such dividend or distribution is paid with respect to all outstanding shares of Class A Common Stock or Class B Common Stock on a pro rata and pari passu basis);

Section 8.05    prior to the Maximum Amount having been purchased hereunder (as such amount may be increased from time to time), purchase or redeem any shares of Class B Common Stock of the Company, other than as set forth herein or pursuant to the Equity Incentive Plans during (i) the period of time between the signing of the Agreement and the Initial Closing; or (ii) the period of time between the Board adopting a new FMV and an applicable Subsequent Closing; or

Section 8.06    enter into or be a party to any transaction that would be disclosable by the Company under Section 404 of Regulation S-K (or any successor regulation) if the Company were a reporting company under the Exchange Act, except for transactions contemplated by this Agreement or to the extent such transactions are approved by a majority of the disinterested directors on the Board.

ARTICLE IX.

CONFIDENTIALITY

Each of the Company and Purchaser (each, a “Recipient”) shall keep confidential, and shall not directly or indirectly disclose to any third party or use, any confidential or proprietary information or trade secret relating to the other party (each, a “Discloser”) (collectively, the “Confidential Material”); provided, that Confidential Material shall not include any of the foregoing that (i) was known to the Recipient or any affiliate of thereof prior to the receipt of the Confidential Material from the Discloser or any of the Discloser’s affiliates, (ii) is, was, or becomes through no breach of the Recipient’s obligations hereunder, known to the public or otherwise generally non-confidential, (iii) becomes known to the Recipient or an affiliate of the Recipient from a source other than the Discloser or any of the Discloser’s affiliates under circumstances not involving any breach of any confidentiality obligation between such source and the Discloser or the Discloser’s affiliates, or (iv) is independently developed by the Recipient or any of the Recipient’s affiliates without reference to any Confidential Material (or with reference only to Confidential Material described in the foregoing subsections (i) through (iv)).  Notwithstanding the foregoing, if a party hereto is required in the course of judicial or administrative proceedings or governmental inquiries (including with respect to any taxing authority) to disclose any Confidential Material, the disclosing party shall give the other party prompt notice thereof so that such party may seek an appropriate protective order and/or waive the disclosing party’s compliance with the confidentiality provisions of this Article IX.  For the avoidance of the doubt, the Disclosure Schedules, the existence of this Agreement, the transactions contemplated hereby and any information provided by the Company to the Purchaser in Purchaser’s capacity as a stockholder of the Company, if any, shall be deemed to be Confidential Material hereunder, and none of the foregoing shall be disclosed to any third party except to the extent specifically agreed between the Parties hereto.  This Article IX shall survive any termination or expiration of this Agreement.

ARTICLE X.

TRANSFER RESTRICTIONS; LOCK-UP

Section 10.01  Unless and until there is an Effective Registration, the Purchaser shall not sell or otherwise transfer, or pledge or otherwise encumber, whether voluntarily or by operation of law, any shares of Class B Common Stock purchased hereunder or any Direct Shares purchased from a Selling Stockholder (collectively, the “Securities”).  Any Transfer in violation of this Section 10.01 shall be null and void and of no force and effect; provided, that, notwithstanding anything in this Article X to the contrary, the Purchaser or a transferee who is an Affiliate may at any time sell or otherwise transfer Securities pursuant to Article XIII or to an Affiliate; provided further that (i) any such transferee must execute a written instrument agreeing to be bound by the terms and conditions of this Agreement and (ii) the transferor shall surrender to the Company the stock certificate being transferred, and include therewith an appropriate stock power effecting the Transfer (the documents referred to in (i) and (ii), the “Transfer Documentation”).  Upon its receipt of the Transfer Documentation, the Company shall reflect the Transfer on the books and records of the Company and issue a new stock certificate in the name of the transferee.   Any Transfer made pursuant to this Article X shall not relieve the Purchaser of its obligations hereunder.  For the purposes of this Article X, “Affiliate” means, with respect to the Purchaser, any entity that, directly or indirectly, Controls, is Controlled by or is under common Control with the Purchaser.

Section 10.02  Without limiting the provisions of Section 10.01 above, Purchaser agrees, in connection with the first registration with the United States Securities and Exchange Commission under the Securities Act of the offering for public sale of the Company’s common stock, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than those included in the registration) without the prior written consent of the Company or the underwriters managing such offering, as the case may be, for such period of time from the effective date of such registration as the Company or such underwriters, as the case may be, shall specify, provided that in no event shall such period exceed 180 days.  Purchaser further agrees that the Company may instruct its transfer agent to place stop-transfer notations in its records to enforce the provisions of this Section 10.02.  Purchaser shall execute and deliver to the underwriters for any such initial public offering a lockup agreement reflecting the foregoing and any other terms reasonably required by the underwriters, provided that the terms shall be no less favorable than those of any lockup agreement required to be executed by the Company’s controlling stockholders.  The foregoing provisions of this Section 10.02 shall apply only to the initial public offering of the Company’s common stock, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable only if all executive officers and directors are subject to no more favorable restrictions and the Company obtains a similar agreement from all stockholders individually owning more than five percent (5%) of the Company’s outstanding common stock. This Section 10.02 shall survive any termination or expiration of this Agreement.

ARTICLE XI.

INFORMATION RIGHTS

Section 11.01  Delivery of Financial Statements.  The Company shall deliver to Purchaser:

(a)        as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, (iii) a statement of stockholders’ equity as of the end of such year, and (iv) management discussion and analysis, all such financial statements audited and certified by independent public accountants of nationally recognized standing selected by the Company;

(b)        as soon as practicable, but in any event within sixty (60) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter (along with management discussion and analysis), all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments; and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(c)        as soon as practicable, but in any event within sixty (60) days after the end of each of the first three (3) quarters of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Class B Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Class B Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in reasonably sufficient detail as to permit the Purchaser to calculate its percentage equity ownership in the Company;

(d)        as soon as practicable after submission to the Securities Exchange Commission (“SEC”), any registration statement (including a draft registration statement confidentially submitted to the SEC) and other documents filed with, or submitted to, the SEC by the Company in connection with its initial public offering;

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Section 11.01 to the contrary, the Company may cease providing the information set forth in this Section 11.01 during the period starting with the date thirty (30) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

Section 11.02  Termination of Information.  The covenants set forth in Section 11.01 shall terminate and be of no further force or effect upon the earlier to occur of (1) the occurrence of a Significant Sale and (2) an Effective Registration.

ARTICLE XII.

RIGHT OF FIRST REFUSAL

Section 12.01 Subject to Section 12.07, from and after the date hereof and prior to an Effective Registration, the Company shall not, and each Key Holder shall not, undertake or pursue (i) any Deemed Liquidation Event (as defined below), (ii) an offer, sale or issuance of Capital Stock by the Company (a “Company Issuance”) or (iii) any other Transfer (as defined below) of any Capital Stock (as defined below) by a Key Holder (any of (i), (ii) or (iii), a “Right of First Refusal Transaction”) without first complying with this Article XII (including and subject to allowances for Exempt Transactions).

Section 12.02  Subject to the terms and conditions of this Article XII, if the Company or any Key Holder proposes to undertake or pursue a Right of First Refusal Transaction other than Exempt Transactions, the Company or such selling Key Holder, as applicable, shall give notice to Purchaser setting forth its bona fide intention to pursue such Right of First Refusal Transaction and setting forth in reasonable detail the terms and conditions of such proposed Right of First Refusal Transaction, including (a), its bona fide intention to pursue such Right of First Refusal Transaction, (b) the name and address of any prospective purchaser(s) or other participants (and any person or entity controlling such purchaser(s) or participants) or providing material debt or equity financing thereto, (c) the proposed amount and form of consideration and terms and conditions of payment offered by the prospective purchaser(s), and (d) all other material terms of the proposed transaction including the expected closing date of the transaction (the “Right of First Refusal Notice”). The Right of First Refusal Notice shall further include an irrevocable offer (a “ROFR Offer”) of the Company or such Key Holder, as applicable, to enter into the transactions contemplated by Section 12.03 in lieu of such Right of First Refusal Transaction.

Section 12.03  By notification to the Company or the selling Key Holder, as applicable, within 30 days after the Right of First Refusal Notice is delivered to Purchaser (the “ROFR

Exercise Period”), Purchaser may elect to accept such ROFR Offer by delivery of written notice to the Company or the selling Key Holder, as applicable, which acceptance (a “ROFR Acceptance”) shall create a binding obligation on the Parties to enter into and consummate transactions (the “ROFR Exercise Transactions”) as follows: (i) with respect to a Deemed Liquidation Event or Company Issuance, Purchaser shall have the right to enter into the Right of First Refusal Transaction with the Company (or if applicable selling Key Holders) on the same terms as set forth in the Right of First Refusal Notice in lieu of any other proposed counterparties thereto or (ii) with respect to Capital Stock to be Transferred by a selling Key Holder, (a) if such sale is for less than 5% of the amount of the then issued and outstanding shares of Capital Stock of the Company (measured on a fully-diluted and as-converted basis), Purchaser shall have the right to acquire such Capital Stock for a price equal to the then current FMV (which the Company shall prepare anew if the then most recent FMV is more than six (6) months old) and otherwise on applicable terms consistent with those set forth in the Right of First Refusal Notice, or (b) if such sale is for 5% or more of the amount of the then issued outstanding shares of Capital Stock of the Company (measured on a fully-diluted and as-converted basis), Purchaser shall have the right to acquire such Capital Stock for consideration equal to the greater of (x) the price set forth in the Right of First Refusal Notice and to be paid by the proposed purchaser in the Right of First Refusal Transaction and (y) the then current FMV (which the Company shall prepare anew if the then most recent FMV is more than six (6) months old), and otherwise on applicable terms consistent with those set forth in the Right of First Refusal Offer Notice. For purposes of the foregoing, it is expressly understood and agreed that in the event any Right of First Refusal Transaction contemplates non-cash consideration to the Company (or its equity holders, including any Key Holder), Purchaser shall have the right to substitute comparable (but not identical) non-cash consideration or, at Purchaser’s option in lieu thereof, cash consideration of substantially equivalent value (determined by applying the Acceptable Methodologies to the extent reasonably applicable).

Section 12.04  In the event the Purchaser delivers a ROFR Acceptance, the parties will negotiate in good faith and enter into definitive documentation providing for the consummation of the ROFR Exercise Transaction as soon as practicable on market terms for transactions of a similar type to the extent such terms are not otherwise provided for and contemplated by Section 12.03 (and otherwise on such terms).  The closing of any ROFR Exercise Transactions shall take place at such date for closing contemplated by the Right of First Refusal Notice or as soon as reasonably practicable thereafter, subject to extension to the extent necessary to satisfy applicable regulatory or other third party approvals that are required or advisable in connection with the consummation of such ROFR Exercise Transaction; provided that in no event shall Purchaser be required to close any such ROFR Exercise Transaction prior to the 30th day following execution of the definitive documentation with respect to such ROFR Exercise Transaction.

Section 12.05  If the Purchaser does not deliver a ROFR Acceptance within the ROFR Exercise Period, the Company or the selling Key Holder, as applicable, may, during the 60 day period following the expiration of the ROFR Exercise Period enter into definitive documentation providing for the Right of First Refusal Transaction on the terms and with the prospective purchaser(s) or other participants set forth in the Right of First Refusal Notice, and thereafter consummate the Right of First Refusal Transaction pursuant to such definitive documentation; provided, however, that if (i) the Company or any applicable selling Key Holder does not so enter into definitive documentation within such 60 day period, (ii) the Right of First Refusal Transaction is not consummated pursuant to such definitive documentation within 60 days of the proposed closing date set forth in the Right of First Refusal Notice with respect thereto or (iii) such definitive documentation, or the actual consummation of the Right of First Refusal Transaction, is lower with respect to price or differs in any other material respect from the terms described in the Right of First Refusal Notice with respect thereto (including if such Right of First Refusal Transaction includes or provides for a material term that was omitted from the Right of First Refusal Notice), then in each such case of the foregoing clauses (i), (ii) or (iii), the right of first refusal in favor of Purchaser provided hereunder shall be deemed to be revived and renewed and the Company and Key Holders shall not be permitted, and shall not consummate, such Right of First Refusal Transaction without first complying with the terms of this Article XII anew, including by providing Purchaser with a new Right of First Refusal Notice.

Section 12.06  Notwithstanding the foregoing, the right of first refusal in this Article XII shall not be applicable to the following (collectively, “Exempt Transactions”):  (a) the initial issuance by the Company pursuant to any pro-rata in-kind dividend, stock split, split-up or similar distribution on shares of Common Stock of shares of Common Stock (but for the avoidance of doubt the right of first refusal shall apply to any subsequent Transfer of any such shares of Common Stock and to the issuance of any shares, options or convertible securities issued in connection with the exercise of “rights” or similar securities or instruments issued in connection with the adoption of a shareholder rights plan, “poison pill” or similar instrument); (b) in the case of a Key Holder that is an entity, upon a Transfer by such Key Holder to its stockholders, members, partners, beneficiaries, settlors or other equity holders, (c) in the case of a Key Holder that is a natural person, upon a Transfer of Capital Stock by such Key Holder made for bona fide estate planning purposes (including to and from any trusts formed after the date hereof), either during his or her lifetime or on death by will or intestacy to his or her spouse, child (natural or adopted), or any other direct lineal descendant of such Key Holder (or his or her spouse) (all of the foregoing collectively referred to as “family members”), or any other relative approved by the Board of Directors of the Company and the Purchaser, or any custodian or trustee of any trust, partnership or limited liability company primarily for the benefit of, or the ownership interests of which are owned wholly by such Key Holder or any such family members, (d) Transfers between or among Key Holders, (e) pledge, and transfer upon foreclosure of such pledge, any of the Key Holder’s Capital Stock pledged in a bona fide indebtedness financing transaction to third party lenders as collateral to secure obligations pursuant to financial lending arrangements between such third parties (or their affiliates or designees) and the Key Holder or any similar arrangement relating to a bona fide indebtedness financing arrangement for the benefit of the Key Holder and/or his affiliates, (f) bona fide charitable contributions by a Key Holder not exceeding 10% of the Capital Stock held by such Key Holder as of the date that such Key Holder first became party to this Agreement; provided that if such charitable contribution exceeds such 10% limitation, then the recipient of such charitable contribution shall be obligated, as a condition to the transfer by the Key Holder, to sell such contributed Capital Stock in the next succeeding Subsequent Offer pursuant to Article II, (g) any issuance of Capital Stock by the Company in consideration for the acquisition by the Company of the stock, assets, properties or business of any person, provided that such Capital Stock, together with all then-outstanding Capital Stock, is not equal to and not convertible into an aggregate of more than (i) 5% of the outstanding Capital Stock on a fully diluted basis at the time of issuance or (ii) when combined in the aggregate with all issuances described in this clause (g), the lesser of (x) 15% of the total outstanding Capital Stock on a fully diluted basis as of the date hereof and (y) the percentage equal to Purchaser’s proportionate ownership of the total outstanding Capital Stock on a fully diluted basis at the time of such issuance, (h) any issuance of warrants or other similar rights to purchase up to 5% (in the aggregate when combined with all issuances described in this clause (h)) of the total outstanding Capital Stock on a fully diluted basis as of the date hereof to lenders or other institutional investors in any arm’s length transaction providing debt financing to the Company, or (i) Employee Issuances or other issuances of shares of Class B Common Stock or options issued to employees or directors of the Company or any of its subsidiaries pursuant to any equity compensation plan, agreement or arrangement approved by the Board of Directors of the Company (“Equity Incentive Plans”), which Employee Issuances shall be governed by Article XIV; provided that in the case of clause(s) (b), (c), (e), (f) or (h), the Key Holder shall deliver prior written notice to Purchaser of such gift, pledge or Transfer and such shares of Capital Stock shall at all times remain subject to the terms and restrictions set forth in this Agreement and such transferee shall, other than in the case of a pledge, as a condition to its receipt of such shares, deliver a joinder and counterpart signature page to this Agreement in form and substance reasonably satisfactory to Purchaser as confirmation that such transferee shall be bound by all the terms and conditions of this Agreement as a Key Holder; and provided further in the case of any transfer pursuant to clause (b) or (c) above, that such transfer is made pursuant to a transaction in which there is no consideration actually paid for such transfer; and provided further in the case of any transfer pursuant to clause (e), the Capital Stock pledged in such transaction shall remain subject to restrictions contained herein, and the transferor thereof shall remain responsible for the continuing compliance with such restrictions.

Section 12.07  Notwithstanding anything to the contrary contained herein, the rights granted to Purchaser pursuant to this Article XII shall not apply and shall have no force or effect until such time as the Strategic Collaboration Agreement has been executed and delivered by the parties thereto (it being understood and agreed that the Company will, and the Purchaser will cause the Purchaser Collaboration Partner to, negotiate in good faith to enter into the Collaboration Agreement on terms substantially reflective of those set forth on Exhibit C hereto as soon as reasonably practicable following the date hereof and that the Company will not, and no Key Holder shall, enter into any Right of First Refusal Transaction prior to entering into the Strategic Collaboration Agreement; provided that Exempt Transactions shall be permitted during such time).  In addition, following such execution and delivery, the right of first refusal granted to Purchaser pursuant to this Article XII shall be suspended automatically if the Strategic Collaboration Agreement is terminated (i) by the Purchaser Collaboration Partner for any reason or (ii) by the Company in the event of a material breach of the Strategic Collaboration Agreement by the Purchaser Collaboration Partner, in each case, in accordance with, and subject to the terms of, the Strategic Collaboration Agreement; provided that such breach (x) shall not have been the result of the material failure by the Company to perform any of its obligations under the Strategic Collaboration Agreement (as such obligations may be defined or specified therein), and (y) cannot be reasonably demonstrated by the Purchaser to have been avoidable if the Company had in good faith taken all reasonable steps necessary and appropriately allocated to the Company to meet a mutually determined goal under the Strategic Collaboration Agreement.

Section 12.08  Each Key Holder agrees that the Company shall impose, and may instruct its transfer agent to impose, transfer restrictions on the shares of Capital Stock held by such Key Holder to enforce the provisions of this Agreement.

Section 12.09  For purposes hereof, (i) “Capital Stock” shall mean equity interests or securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities or instruments of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities, in each case now owned or subsequently acquired (including, in the case of any Key Holder, by such Key Holder’s respective successors or permitted transferees or assigns), calculated on a fully diluted and as-converted basis, and (ii) “Person” shall mean an individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

Section 12.10 For purposes hereof, “Control” (including, with correlative meanings, the terms “Controlling,” “Controlled by” and “under common Control with”) shall mean with respect to a specified person, the possession, directly or indirectly, of the power, directly or indirectly (including pursuant to a direct or indirect chain of ownership or Control of one or more Persons), to direct or cause the direction of the management or policies of such specified Person, whether through ownership of voting securities, by contract, or otherwise; provided that, “Control” shall include and be deemed to exist by virtue of the direct or indirect ownership of the voting equity securities of such specified Person having fifty percent (50%) or more of the voting power in the election of directors (or Persons serving similar functions).

Section 12.11  For purposes hereof, a “Deemed Liquidation Event” shall mean:

(a)        a merger or consolidation in which

(i)         the Company is a constituent party or

(ii)        a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation involving the Company or a subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power and ownership, of the capital stock of (1) the surviving or resulting corporation; or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation;

(b)        the sale, lease, transfer, license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company;

(c)        a share purchase, share exchange or tender offer in which at least a majority, by voting power or Control, of the shares of capital stock of the Company are transferred to another person; or

(d)        any other voluntary or involuntary liquidation, dissolution or winding up of the Company.

Section 12.12  For purposes hereof, “Transfer” shall mean any direct or indirect (including pursuant to a direct or indirect chain of ownership or Control (as defined below) of one or more persons) voluntary or involuntary sale, assignment, transfer, conveyance, exchange, bequest, devise, gift, pledge or any other alienation (in each case, with or without consideration) of any ownership, rights, interests or obligations. For the avoidance of doubt, the Transfer of beneficial ownership of any Capital Stock or of any person directly or indirectly (including pursuant to a direct or indirect chain of ownership or Control of one or more persons) holding beneficial ownership of any such person shall be considered a Transfer of the Capital Stock held by such person.

Section 12.13  Right of Participation.

(a)        Subsequent to an Effective Registration, in the event that the Company or any Key Holder receives any non-public proposal or offer from a third party (excluding for this purpose any member of the Bentley family and their respective affiliates) and that the Company or such Key Holder elects to pursue (a “Third Party Proposal”) with respect to any (x) Deemed Liquidation Event, (y) Company Issuances not involving a public offering of Capital Stock (a “Non-Public Offering”), or (z) any Transfer of any Capital Stock by a Key Holder in a single transaction in excess of 1% of the then issued and outstanding shares of Capital Stock of the Company (measured on a fully-diluted and as-converted basis) (other than Exempt Transactions)  (each, of the foregoing, a “Right of Participation Transaction”), the Company or such Key Holder, as applicable, shall timely notify the Purchaser of such Right of Participation Transaction to permit the Purchaser with an opportunity to participate in any such transaction on the terms provided in this Section 12.13 (which notification shall include in reasonable detail the material terms and conditions of such Third Party Proposal materially consistent with the detail and terms that would be included in any Right of First Refusal Notice; provided that the Company or Key Holder, as applicable, may exclude from its notice any terms that could enable the Purchaser to determine the identity of the third party).  The Purchaser shall have 20 days after receipt of such notification to submit to the Company a binding offer to engage in such Right of Participation Transaction with the Company or such Key Holder, as applicable, which offer shall include all of the material terms thereof proposed by Purchaser, which offer shall remain open and valid for the duration of the Restricted Period (as defined below), if applicable (the “Purchaser Additional Offer”).

(b)        Subsequent to an Effective Registration, in the event that the Company or any Key Holder elects to undertake a Right of Participation Transaction and has not received a Third Party Proposal, the Company or such Key Holder, as applicable, shall notify the Purchaser of such desire.  The Purchaser shall have 20 days after receipt of such notification to submit to the Company or such Key Holder, as applicable, a binding offer to engage in a Right of Participation Transaction with the Company or such Key Holder, as applicable, which offer shall include all of the material terms thereof proposed by Purchaser and shall remain open and valid for the duration of the Restricted Period, if applicable (the “Purchaser Initial Offer”).

(c)        If the Purchaser timely submits a Purchaser Additional Offer or a Purchaser Initial Offer to the Company or such Key Holder, as applicable, the Company or such Key Holder, as applicable, shall not, during the period beginning on the date of such timely submission and ending upon the earlier to occur of (i) 12 months after such date and (ii) the date on which the Purchaser Additional Offer or Purchaser Initial Offer, as applicable, expires, lapses or is otherwise withdrawn or revoked (such period of time, the “Restricted Period”), consummate a Right of Participation Transaction with any third party other than Purchaser on terms, including price, less favorable in the aggregate (in the case of a sale by the Company, as reasonably determined in good faith by the Board) than the price and terms provided in the Purchaser Additional Offer or the Purchaser Initial Offer, as applicable.

(d)        Subject to paragraph (e), below, Purchaser may improve the terms included in any Purchaser Additional Offer or Purchaser Initial Offer at any time. Purchaser’s right to improve its offers shall include Purchaser’s right to be informed by the Company of receipt of an offer that includes terms, including price, more favorable in the aggregate than the terms provided in the applicable Purchaser offer.  The Company’s determination with respect to each improved Purchaser Additional Offer or Purchaser Initial Offer shall take into account all revisions made by Purchaser to such offers prior to such determination

(e)        At any time following its receipt of a Purchaser Additional Offer or Purchaser Initial Offer, in each case, if applicable as improved by Purchaser pursuant to subsection (d) above, the Company or the Key Holder, as applicable, may notify the Purchaser and each other third party with whom the Company or the Key Holder, as applicable, is dealing in respect of the Right of Participation Transaction that the Purchaser and each such third party must submit a “best and final” offer for the Right of Participation Transaction.  Following such request, the Company or the Key Holder, as applicable shall not be obligated to continue to follow the procedures set forth in Section 12.13(d) and may accept any offer reasonably determined by the Board or the Key Holder, as applicable, to be the most favorable to the Company based on terms, including price (taking into account all improvements made by Purchaser prior to such determination).

(f)        Subject to the terms hereof, during the Restricted Period, the Company shall have the right to consummate a Right of Participation Transaction with any third party on terms, including price, more favorable in the aggregate (in the case of the Company, as reasonably determined in good faith by the Board) than the terms initially provided in the Purchaser Additional Offer or the Purchaser Initial Offer, as applicable; provided, that if the Company or any applicable selling Key Holder does not consummate  a Right of Participation Transaction on such terms within the Restricted Period, the right of participation described in this Section 12.13 in favor of Purchaser provided hereunder shall be deemed to be revived and renewed and the Company and Key Holders shall not be permitted, and shall not consummate, a Right of Participation Transaction without first complying with the terms of this Article XII anew, including by providing Purchaser with a new notice of such Right of Participation Transaction or any other Right of Participation Transaction.

(g)        If, following an IPO, the Company issues shares of Capital Stock in an offering other than a Non-Public Offering (“Public Offering”), the Purchaser shall have the right to purchase, for the price per share used as the basis for the applicable Public Offering, additional shares as are necessary so that the Purchaser’s percentage ownership on a fully diluted basis at the time of such Public Offering, is unchanged as a result of each such Public Offering.

(h)        The Purchaser acknowledges that any information relating to a Right of Participation Transaction may constitute material non-public information and therefore shall (1) maintain the confidentiality of any such information provided to it and not disclose such information to any third party, other than to employees or agents who have a “need to know” such information; provided that such employees and agents agree to keep such information confidential or as required by law or pursuant to a regulatory request, (2) comply with its obligations under the U.S. federal securities laws with respect to such information, and (3) not trade on or otherwise use any such material, non-public information for its own gain, in each case, notwithstanding any termination or expiration of this Agreement, in each case of the foregoing, consistent with Article IX and with applicable exceptions provided therein applied mutatis mutandis.

(i)         The obligations of the Company and each Key Holder under this Section 12.13 shall terminate and be of no further force and effect if the Company undergoes a Deemed Liquidation Event in compliance with this Section 12.13.

ARTICLE XIII.

TAG-ALONG RIGHTS

Section 13.01  General. Subject to prior compliance with this Article XIII, if any Key Holder elects to consummate a transaction described in clause (b) of Section 12.03 solely involving a Key Holder (other than Exempt Transactions, and other than any sales of Capital Stock to be made as part of an underwritten offering) at any time prior to an Effective Registration with any person (a “Tag-Along Transferee”) (as described herein, a “Tag-Along Sale”), then Purchaser may participate in the Tag-Along Sale (such participation rights being hereinafter referred to as “Tag-Along Rights”) with respect to a number of Class B Common Stock it elects up to its Pro Rata Portion of the Capital Stock being Transferred in the Tag-Along Sale.  “Pro Rata Portion” means, with respect to the number of shares of Capital Stock to be sold in a Tag-Along Sale, the number of shares of Class B Common Stock equal to the product of (x) the total number of shares of Capital Stock the proposed transferee proposes to purchase and (y) a fraction (A) the numerator of which is equal to the number of shares of Class B Common Stock then held by the Purchaser and (B) the denominator of which is equal to the number of outstanding shares of Capital Stock of the Company (on a fully-diluted basis).

(a)        Subject to Section 13.03, Purchaser will be entitled to Transfer all of the Class B Common Stock to be Transferred in connection with the exercise of Tag-Along Rights on the same terms (other than aggregate price) and conditions applicable to, and for the same type of consideration payable to, the Key Holders, at the price calculated in accordance with Section 13.03(b).

(b)        The aggregate purchase price payable for the Capital Stock purchased by a Tag-Along Transferee will be allocated, paid and distributed among the Key Holders and the Purchaser in proportion to the number of shares of each such party’s Capital Stock included in the Tag-Along Sale and the terms of the Tag-Along Sale shall be applied (subject to such proportion and Section 13.02 below) equally to the Key Holders and the Purchaser.

Section 13.02  Terms of Sale. In connection with the Tag-Along Sale, the Key Holders (as applicable) and Purchaser will execute such documents, and make the same representations, warranties, covenants and indemnities as are required by the Tag-Along Transferee in connection with the Tag-Along Sale; provided that any such indemnification or similar obligations will be apportioned pro rata among the Key Holders and Purchaser based on the proceeds received by them, other than with respect to representations made individually by a party as to facts and circumstances particular to such party (e.g., representations as to title or authority of such party or representations qualified by the individual knowledge of such party, which representations shall not be required of Purchaser to the extent not required of the Key Holders, and the Purchaser’s responsibility therefor shall not exceed the proportionate responsibility of the Key Holders with respect to their respective comparable representations) and in no event shall the Purchaser’s aggregate liability in connection with any Tag-Along Sale exceed the proceeds actually received by it in such Tag-Along Sale. In connection with a Tag-Along Sale, the Company shall not treat the Key Holders and Purchaser differently with respect to such Tag-Along Sale.

Section 13.03  Tag-Along Notice. Prior to any Key Holder making any Transfer that gives rise to Tag-Along Rights pursuant to this Article XIII, such Key Holder will give written notice (a “Tag-Along Notice”) to Purchaser, setting forth in reasonable detail the terms and conditions of such proposed transfer or sale, including (a) the name and address of the Tag-Along Transferee (and of its beneficial owners if known), (b) the proposed amount and form of consideration and terms and conditions of payment offered by the Tag-Along Transferee, and (c) all other material terms of the proposed transaction including the expected closing date of the transaction. In the event that the terms or conditions set forth in the Tag-Along Notice are thereafter amended in any material respect, the Company will promptly give written notice (an “Amended Tag-Along Notice”) of the amended terms and conditions of the proposed Transfer to Purchaser. If Purchaser opts to exercise its Tag-Along Rights, it will give written notice to the Company within ten business days after receipt of the Tag-Along Notice, or, if later, within three (3) business says after receipt of the most recent Amended Tag-Along Notice, of its intention to participate in the Tag-Along Sale on the terms and conditions set forth in such Tag-Along Notice or the most recent Amended Tag-Along Notice. If Purchaser has not provided written notice to the Company of its intent to exercise its Tag-Along Rights within the time periods specified above, Purchaser will be conclusively deemed to have elected not to exercise such Tag-Along Rights; provided that in the event any of the information contemplated by the foregoing clauses (a) through (c) changes in any material respect, the Key Holders shall be obligated to provide a new Tag-Along Notice and the Purchaser’s rights in respect thereof shall be renewed.

ARTICLE XIV.

EMPLOYEE ISSUANCES

Section 14.01 Subject to Section 14.02, in the event that the Company issues shares to Company employees pursuant to the Equity Incentive Plans (“Equity Issuance”), the Purchaser shall have the right to purchase, for the price per share used as the basis for the applicable Equity Issuance, additional shares as are necessary so that the Purchaser’s percentage ownership on a fully diluted basis at the time of such Equity Issuance, is unchanged as a result of each such Equity Issuance.

Section 14.02  The right set forth in Section 14.01 shall not be available to Purchaser for Equity Issuances that will not result in an increase of the Company’s Overhang by more than 10%.  The “Company’s Overhang” as of the date of the FMV Report relating to the Initial Offer is 24%.

Section 14.03  The provisions of this Article XIV shall terminate upon the earlier to occur of (i) a Significant Sale and (ii) an Effective Registration.

ARTICLE XV.

REGISTRATION RIGHTS

Section 15.01  Demand Registration Rights.  Beginning eighteen (18) months following the Company’s initial public offering, the Purchaser may request one (consummated) registration by the Company of its shares on Form S-1 and unlimited registrations on Form S-3 (to the extent available, and no more than two per year).  A registration will count for this purpose only if (i) all shares requested to be registered are registered, and (ii) it is closed. The Company shall use commercially reasonable efforts to keep a Form S-3 shelf registration available for Purchaser to sell shares.

Section 15.02  Piggyback Registration Rights. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than Purchaser) any of its securities under the Securities Act in connection with the public offering of such securities (other than in (a) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan or (b) a registration relating to an SEC Rule 145 transaction), the Company shall, at such time, promptly give Purchaser notice of such registration.  Upon the request of Purchaser given within twenty (20) days after such notice is given by the Company, the Company shall cause to be registered all of the capital stock that Purchaser has requested to be included in such registration, subject to cut back at the request of any underwriter used in connection with such registration (applied proportionately and otherwise equally with respect to all participants in such registration).  The Company shall have the right to terminate or withdraw any registration initiated by it under this Article XV before the effective date of such registration, whether or not Purchaser has elected to include capital stock in such registration. The expenses of such withdrawn registration shall be borne by the Company.

Section 15.03 Expenses.  The registration expenses (exclusive of stock transfer taxes, underwriting discounts and commissions) will be borne by the Company.

Section 15.04  Registration Rights Agreement. The foregoing registration rights will be set forth in a Registration Rights Agreement reasonably acceptable to Purchaser that contains the foregoing provisions and other customary terms and conditions, including customary indemnification provisions.

Section 15.05  Nothing contained in this Agreement shall restrict the Purchaser from acquiring securities of the Company in the open market following the initial public offering of the Company’s common stock; provided that neither Purchaser nor any of its affiliates shall acquire the Company’s Capital Stock to the extent that, following such acquisition, the Purchaser and its affiliates, together with all affiliates of the Company (including the Key Holders and directors and executive officers of the Company, and their respective affiliates), would hold such number of shares of Capital Stock equal to or exceeding 80% of the aggregate number of the Company’s issued and outstanding shares of Capital Stock.

Section 15.06   No later than ninety (90) days following the execution of this Agreement the Company and Purchaser shall execute and deliver a registration rights agreement consistent with the provisions of this Article XV (a “Registration Rights Agreement”).  In the event of any conflict between the provisions of this Article XV and the Registration Rights Agreement, the Registration Rights Agreement, upon its execution and delivery by each party thereto, shall prevail.

ARTICLE XVI.

PUBLICITY

Section 16.01  Except as may be permitted by the Strategic Collaboration Agreement or otherwise agreed by the Parties, no Party hereto shall (i) use the other Party’s name, (ii) refer to the relationship between the Parties or (iii) disclose any terms or other information included in this Agreement, in each of clauses (i) through (iii) in any public communications, advertisement, news release or professional or trade publication, or in any other public manner without the other Party’s prior written consent, unless required by law including any rule or regulation promulgated by the SEC or any other competent regulatory authority; it being agreed that, to the extent legally permissible, the party required to make such disclosure shall, at a reasonable time before making any such disclosure (including, without limitation, filing any document or material with the SEC, or any other competent regulatory authority), consult with the other Party regarding such disclosure and revise such disclosure as reasonably requested by the other Party.

ARTICLE XVII.

DISCLAIMER OF CORPORATE OPPORTUNITY DOCTRINE

The Company acknowledges that the Purchaser will likely have, from time to time, information that may be of interest to the Company (“Information”) regarding a wide variety of matters including, by way of example only, (a) the Purchaser’s technologies, plans and services, and plans and strategies relating thereto, (b) current and future investments the Purchaser has made, may make, may consider or may become aware of with respect to other companies and other technologies, products and services, including, without limitation, technologies, products and services that may be competitive with the Company’s, and (c) developments with respect to the technologies, products and services, and plans and strategies relating thereto, of other companies, including, without limitation, companies that may be competitive with the Company.  The Company recognizes that a portion of such Information may be of interest to the Company.  Company, as a material part of the consideration for this Agreement, agrees that the Purchaser and its representative shall have no duty to disclose any Information to the Company or permit the Company to participate in any projects or investments based on any Information, or to otherwise take advantage of any opportunity that may be of interest to the Company if it were aware of such Information, and hereby waives, to the extent permitted by law, any claim based on the corporate opportunity doctrine or otherwise that could limit the Purchaser’s ability to pursue opportunities based on such Information or that would require the Purchaser or the representative to disclose any such Information to the Company or offer any opportunity relating thereto to the Company;  provided, however, that the foregoing shall not relieve Purchaser from liability associated with the unauthorized disclosure of the Company’s Confidential Material obtained pursuant to this Agreement. Nothing in this paragraph limits the obligations of the parties under the Strategic Collaboration Agreement.

ARTICLE XVIII.

WAIVER OF CLAIMS.

Section 18.01  Other than to the extent of any claim for a breach of a representation, warranty or covenant contained in a Stock Purchase Agreement delivered by a Selling Stockholder or in this Agreement by a Key Holder (and for the avoidance of doubt, excluding the Company), the Purchaser hereby waives and releases to the fullest extent permitted by law each Selling Stockholder and their respective successors, assigns, heirs, trustees, executors, representatives, agents, attorneys, members, managers, officers, directors and estates (the “Selling Stockholder Released Parties”) from and against any claims, whether known or unknown and whether at law or in equity, arising from or related to the transactions contemplated by this Agreement, including any claim against the Company for any breach of this Agreement, any representation or warranty contained herein, or for the violation of any covenant contained herein (a “Company Matter”). The Purchaser hereby unconditionally and irrevocably agrees that it will not sue or initiate any other action against any Selling Stockholder Released Party on the basis of any Company Matter (for the avoidance of doubt excluding any breach of a representation, warranty or covenant contained in a Stock Purchase Agreement delivered by a Selling Stockholder or in this Agreement by a Key Holder).  If the Purchaser violates the foregoing covenant, the Purchaser agrees to pay, in addition to such other damages as any Selling Stockholder Released Party may sustain as a result of such violation, all reasonable and documented attorneys’ fees and costs incurred by such Selling Stockholder Released Party as a result of such violation.  Without limiting the foregoing, the Purchaser acknowledges and agrees that all representations, warranties, covenants or other agreements made by the Company hereunder are made solely by the Company, and the Purchaser shall have no recourse against any Selling Stockholder Released Party in respect thereof.  The Purchaser and the Company hereby agree that each Selling Stockholder Released Party is an express third party beneficiary of this Article XVIII and may enforce such Article XVIII as if a party to this Agreement.  This Article XVIII shall survive any termination or expiration of this Agreement.  Notwithstanding anything to the contrary, nothing in this Article XVIII shall waive or release, or otherwise affect Purchaser’s rights in respect of any claims against the Company or the Company’s rights in respect of any claims against the Purchaser.

ARTICLE XIX.

APPROVAL OF SALE OF DIRECT SHARES

To the extent any Direct Shares are sold to the Purchaser at any Closing, immediately prior to such Closing, the Company hereby irrevocably and unconditionally waives any and all transfer restrictions, rights of first refusal or other impediments to such sales imposed by or on behalf of the Company, including any notice periods related thereto.  The Company hereby agrees that each Selling Stockholder is an express third party beneficiary of this Article XIX and may enforce such Article XIX as if a party to this Agreement.

ARTICLE XX.

NOTICES

All communications hereunder will be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt, and, if sent to the Purchaser, will be mailed (including by e-mail with PDF attachment), delivered or telegraphed and confirmed to the Purchaser at Siemens AG Werner-von-Siemens-Str. 50 91052 Erlangen, Germany, Attention:  Anton Steiger, E-mail: anton.steiger@siemens.com, or, if sent to the Company, will be mailed (including by e-mail with PDF attachment), delivered or telegraphed and confirmed to it at Bentley Systems, Incorporated, 685 Stockton Drive, Exton, PA 19341, Attention: General Counsel, E-mail: david.shaman@bentley.com.

ARTICLE XXI.

SUCCESSORS

This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.  No Party to this Agreement may assign such Agreement or its rights or obligations hereunder without the prior written consent of Purchaser, in the case of any assignment by the Company or any Key Holder, or the Company in the case of any assignment by the Purchaser; provided that Purchaser may freely assign this Agreement or any of its rights or obligations under this Agreement, in whole or in part, to one or more affiliates of Purchaser (with or without the prior written consent of any other Party), except that no such assignment shall relieve Purchaser of its obligations hereunder except to the extent that such obligations are actually performed by any such affiliate.

ARTICLE XXII.

COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

ARTICLE XXIII.

TERM OF AGREEMENT; TERMINATION

The obligations of the Parties pursuant to Article II shall remain in effect until December 31, 2026 or until such time as the Purchaser purchases the Maximum Amount (it being understood and agreed that any future automatic increase to the then applicable Maximum Amount (whether or not such increase has occurred) shall be given effect as if it has occurred when determining the Maximum Amount for this purpose), whichever occurs first, unless otherwise terminated by mutual written agreement of the Purchaser and the Company.  In addition, the Purchaser may elect to terminate this Agreement (including its obligations under Article II) by providing written notice of termination to the Company if the Strategic Collaboration Agreement has not been executed and delivered by the parties thereto on or prior to 30 April 2017.  Either party may terminate this Agreement in the event of a material breach of this Agreement by the other party that is not cured by the breaching party within 30 days of the date the non-breaching party provides the breaching party with reasonably detailed written notice of said breach (including a description of the facts and circumstances giving rise to such breach and the applicable Section(s) of this Agreement that have been breached). The Parties agree that in the event of the termination (or anticipated termination) of Article II other than as a result of a breach, an Effective Registration or by mutual written agreement of Purchaser and the Company, the Parties shall engage in good faith discussions regarding the potential extension or renewal of Article II.  This Agreement shall automatically terminate and be of no further force upon an Effective Registration.  Notwithstanding anything to the contrary, Articles V, VI and VII shall survive to the extent provided in Article XXIV, and Articles IX (Confidentiality), X (Transfer Restrictions; Lock-Up), XV (Registration Rights), XVI (Publicity), XVII (Disclaimer of Corporate Opportunity Doctrine), XVIII (Waiver of Claims) and XX-XXVII, and Section 12.13 hereof, shall survive and remain in effect (in accordance with the respective terms of such Articles and Section) following any termination or expiration of this Agreement.

ARTICLE XXIV.

SURVIVAL OF WARRANTIES.

The respective representations and warranties of the Company shall survive for a period of one year following each Closing, except for the representations and warranties contained in Sections 5.01, 5.02, 5.03, 5.04, 5.07(1), 5.08(1) and 5.14 (collectively, the “Fundamental Representations”) which, together with the representations and warranties of the Key Holders and Purchaser, shall survive for the applicable statute of limitations.  The respective covenants of the Company, the Key Holders and the Purchaser shall survive each Closing and the termination or expiration of this Agreement in accordance with their terms.

ARTICLE XXV.

INDEMNIFICATION BY THE COMPANY

Section 25.01  Subject to the applicable limitations set forth in this Article XXV, at all times from and after the date hereof, the Company shall indemnify and hold harmless Purchaser from and against any and all losses, liabilities, damages, reductions in value, claims, fees, penalties, taxes, interest, costs and expenses, including reasonable costs of investigation and defense and reasonable fees and expenses of counsel, experts and other professionals, directly or indirectly, whether or not due to a third-party claim, (collectively, “Indemnifiable Damages”) incurred by Purchaser in connection with or arising from:

(a)        any claims by third-parties arising out of, resulting from or in connection with the Purchaser’s status as a stockholder of the Company, including those based on assertions that the Company, its subsidiaries or any of their respective directors, officers, employees or agents have, directly or indirectly, made, offered, promised or authorized any payment or gift of any money or anything of value to or for the benefit of any “foreign official” (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), foreign political party or official thereof or candidate for foreign political office for the purpose of (1) influencing any official act or decision of such official, party or candidate, (2) inducing such official, party or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, or (3) securing any improper advantage, in the case of (1), (2) and (3) above in order to assist the Company or any of its affiliates in obtaining or retaining business for or with, or directing business to, any person;

(b)        any claim for breach of the Fundamental Representations and/or the representations and warranties set forth in Article VII.

(c)        any claims by any then-current or former holder of any capital stock of the Company (including any predecessors and successors), arising out of, resulting from or in connection with the transactions contemplated by this Agreement or any Stock Purchase Agreement, including the acquisition of the Initial Shares or any Subsequent Shares and the Company’s acting as paying agent in connection therewith; or

(d)        any failure by the Company or a Selling Stockholder to comply with applicable laws (including, without limitation, securities laws) or agreements with respect to (i) the making of the Initial Offer and any Subsequent Offer hereunder, (ii) the purchase by the Company of any Tendered Shares or any Subsequent Tendered Shares, or (iii) the sale by the Company of the Initial Shares or Subsequent Shares to the Purchaser.

Section 25.02   Notice of Claims. Purchaser seeking indemnification hereunder (the “Indemnified Party”) shall give to the Company (the “Indemnitor”) a notice (an “Indemnification Claim Notice”) describing in reasonable detail the then known facts giving rise to the claim for indemnification hereunder and shall include in such Indemnification Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any other agreement, document or instrument executed hereunder or in connection herewith upon which such claim is based.

Section 25.03  Resolution of Indemnifiable Claims. After the giving of any Indemnification Claim Notice pursuant to Section 25.02, the amount of indemnification to which an Indemnified Party shall be entitled under this Article XXV shall be determined: (a) by the written agreement between the Indemnified Party and the Indemnitor; (b) by a final judgment or decree of any court of competent jurisdiction; or (c) by any other means to which the Indemnified Party and the Indemnitor shall agree. The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined. The Indemnified Party shall have the burden of proof in establishing the amount of Indemnifiable Damages suffered by it.

Section 25.04  Determination of Indemnification Amount.

(a)        In no event shall Purchaser be entitled to recover or make a claim for any amounts in respect of consequential, special, incidental, opportunity cost or indirect damages or punitive damages, except, in each case, to the extent any such damages (i) are actually paid or payable to third-parties, or (ii) other than in the case of punitive damages, are a natural, probable and reasonably foreseeable result of a breach of this Agreement (or inaccuracy or untruth of representation or warranty) by the Company.

ARTICLE XXVI.

SPECIFIC PERFORMANCE

The Company and Purchaser acknowledge that the rights of each party to consummate the transactions contemplated hereby are unique and recognize and affirm that in the event of a breach of this Agreement by any party, money damages may be inadequate and the non-breaching party may have no adequate remedy at law. Accordingly, the parties agree that such non-breaching party shall have the right, in addition to any other rights and remedies existing in their favor at law or in equity, to enforce their rights and the other party’s obligations hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief (without posting of bond or other security).

ARTICLE XXVII.

APPLICABLE LAW; MISCELLANEOUS

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

The Purchaser and the Company each hereby submit to the non-exclusive jurisdiction of the federal and state courts in the State of Delaware in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Purchaser and the Company each irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in federal and state courts in the State of Delaware and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Purchaser and the Company hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

For purposes of this Agreement: (i) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (ii) references to the terms Article, Section, Disclosure Letter, paragraph, Exhibit and Schedule are references to the Articles, Sections, Disclosure Letter, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified; (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement and not to any particular Article, Section or other provision of this Agreement; (iv) references to “$” shall mean U.S. dollars; (v) the word “including” and words of similar import when used in this Agreement and the Ancillary Agreements shall mean “including without limitation”; (vi) the Parties have each participated in the negotiation and drafting of this Agreement and the Stock Purchase Agreements and if an ambiguity or question of interpretation should arise, this Agreement and the Stock Purchase Agreements shall be construed as if drafted jointly by the parties thereto and no presumption or burden of proof shall arise favoring or burdening either party by virtue of the authorship of any of the provisions in this Agreement or the Stock Purchase Agreements and (vii) references to any Party include such Party’s successors and permitted assigns (including any successor of the Company in any Company Deemed Liquidation Event or successor to all or any material portion of the Company’s assets, business or liabilities in connection with an IPO or similar offering).

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

Bentley Systems, Incorporated

By:	/s/ Gregory S. Bentley
Name:	Gregory S. Bentley
Title:	CEO, President and Chairman of the Board

PURCHASER:
Siemens AG

By:	/s/ Karl-Heinz Seibert
Name:	Karl-Heinz Seibert
Title:	Corporate Vice President, Head of Mergers & Acquisitions and
Post-Closing Management

By:	/s/ Dr. Juergen Brandes
Name:	Dr. Juergen Brandes
Title:	CEO, Process Industries and Drives Division

Signature Page to Common Stock Purchase Agreement

KEY HOLDERS:
Barry J. Bentley

/s/ Barry J. Bentley

M. Therese V. Bentley

/s/ M. Therese V. Bentley

Barry J. Bentley 2007 Grantor Retained Annuity Trust – II
Barry J. Bentley 2012 Grantor Retained Annuity Trust
Barry J. Bentley 2012 Generation-Skipping Trust
The Bentley Children’s Trust of December 11, 2007 FBO Katherine M. Bentley
The Bentley Children’s Trust of December 11, 2007 FBO Michael J. Bentley
The Bentley Children’s Trust of December 11, 2007 FBO Steven F. Bentley
The Bentley Children’s Trust of December 11, 2007 FBO Thomas G. Bentley

By:	/s/ M. Therese V. Bentley
Name:	M. Therese V. Bentley
Title:	Trustee

Signature Page to Common Stock Purchase Agreement

KEY HOLDERS (cont):
Gregory S. Bentley

/s/ Gregory S. Bentley

Caroline M. Bentley 2009 GST Exempt Trust

By:	/s/ Gregory S. Bentley
Name:	Gregory S. Bentley
Title:	Trustee

Gregory S. Bentley 2007 Gift Trust
Gregory S. Bentley 2009 Gift Trust
Gregory S. Bentley 2012 Grantor Retained Annuity Trust
Gregory S. Bentley 2014 Grantor Retained Annuity Trust

By:	/s/ Caroline M. Bentley
Name:	Caroline M. Bentley
Title:	Trustee

Gregory S. Bentley 2009 GST Exempt Trust

By:	/s/ Caroline M. Bentley
Name:	Caroline M. Bentley
Title:	Trustee

By:	/s/ Patrick C. O’Donnell
Name:	Patrick C. O’Donnell
Title:	Trustee

Signature Page to Common Stock Purchase Agreement

KEY HOLDERS (cont.)

Keith A. Bentley

/s/ Keith A. Bentley

Corinne P. Bentley

/s/ Corinne P. Bentley

Keith A. Bentley 2007 Gift Trust FBO Charlene A. Clark
Keith A. Bentley 2007 Gift Trust FBO David A. Bentley
Keith A. Bentley 2007 Gift Trust FBO Jennifer R. Frank
Keith A. Bentley 2007 Gift Trust FBO Robert J. Gilchrist
Keith A. Bentley 2007 Gift Trust FBO Sarah L. Bentley
Keith A. Bentley 2007 Gift Trust FBO William K. Bentley
Keith A. Bentley 2012 for Children FBO David A. Bentley
Keith A. Bentley 2012 for Children FBO Sarah L. Bentley
Keith A. Bentley 2012 for Children FBO William K. Bentley
Keith A. Bentley 2012 for Step-Children FBO Charlene A. Clark
Keith A. Bentley 2012 for Step-Children FBO Jennifer R. Frank
Keith A. Bentley 2012 for Step-Children FBO Robert J. Gilchrist
Keith A. Bentley 2012 Grantor Retained Annuity Trust

By:	/s/ Corinne P. Bentley
Name:	Corinne P. Bentley
Title:	Trustee

Signature Page to Common Stock Purchase Agreement

KEY HOLDERS (cont.)

Raymond B. Bentley

/s/ Raymond B. Bentley

Raymond B. Bentley 2012 Generation-Skipping Trust

By:	/s/ Therese G. Bentley
Name:	Therese G. Bentley
Title:	Trustee

Signature Page to Common Stock Purchase Agreement

Exhibit A

Form of Stock Purchase Agreement

[attached]

Exhibit B

Key Holders

[attached]

Exhibit C

Strategic Collaboration Agreement Presentation

[attached]

Confidential

Execution Version

AMENDMENT NO. 1

TO

BENTLEY SYSTEMS, INCORPORATED

COMMON STOCK PURCHASE AGREEMENT

This amendment No. 1 (this “Amendment”) to the Bentley Systems, Incorporated Common Stock Purchase Agreement dated September 23, 2016 (the “SPA”), is entered into as of October ___, 2016 (the “Effective Date”), by and among Bentley Systems, Incorporated, a Delaware Corporation (the “Company”), Siemens AG, a stock corporation (Aktiengesellschaft) (the “Purchaser”), and the “Key Holders” signatory to the SPA. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the SPA.

WHEREAS, the Company, the Purchaser and the Key Holders (collectively, the “Parties”) entered into the SPA on September 23, 2016, pursuant to which, among other things, the Parties agreed that Purchaser will purchase Class B Common Stock of the Company in a series of acquisitions up to a Maximum Amount, all as set forth in the SPA; and

WHEREAS, the Parties determined to execute this Amendment to the SPA in order to increase the Maximum Amount and to reflect certain other agreements.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1)         Amendment to the definition of “Maximum Amount”.  The fifth paragraph of Article I of the SPA is hereby amended and restated in its entirety and replaced with the following:

“For the purposes of this Agreement, “Maximum Amount” means $200,000,000 upon the execution of this Agreement; provided that upon the earlier to occur of (i) the fifth anniversary of this Agreement, and (ii) the acquisition by the Purchaser of $200,000,000 worth of shares of Class B Common Stock (as measured by the actual cash paid by the Purchaser hereunder), the “Maximum Amount” shall be automatically increased by $20,000,000 on each subsequent anniversary of the Agreement following such earlier occurrence, in each case, so long as the Strategic Collaboration Agreement remains in effect on each such subsequent anniversary.  For the avoidance of doubt, the Maximum Amount shall exclude any purchases by the Purchaser pursuant to Article XII.”

2)         Amendment to Article XV.

(a)  The heading of Article XV of the SPA is hereby revised to read as follows:

“ARTICLE XV REGISTRATION AND OTHER RIGHTS RELATING TO IPO”

(b)  Section 15.04 of the SPA is hereby amended and restated in its entirety and replaced with the following:

“15.04. “Registration Rights Agreement. The foregoing registration rights will be set forth in a registration rights agreement consistent with the provisions of this Article XV (a “Registration Rights Agreement”) reasonably acceptable to Purchaser that contains the foregoing provisions and other customary terms and conditions, including customary indemnification provisions.  The Company and the Purchaser will execute and deliver the Registration Rights Agreement no later than one hundred and twenty (120) days following the execution of this Agreement.  In the event of any conflict between the registration rights granted in this Article XV and the Registration Rights Agreement, the Registration Rights Agreement, upon its execution and delivery by each party thereto, shall prevail.”

(c)  Section 15.06 of the SPA is hereby amended and restated in its entirety and replaced with the following:

“15.06. The Company hereby covenants and agrees that upon an IPO: (i) the Class B Common Stock (or any successor class of stock into which it is converted or recapitalized on a one-for-one basis (or on a basis equal to that on which any other class of securities is converted or recapitalized, if greater than one-for-one) in connection with the IPO) will have voting rights and will be the class of securities offered to the public in such IPO (each of the foregoing being, the “Offered Class”); and (ii) the Company’s Certificate of Incorporation and any other related documentation shall be amended to reflect the voting rights reflected in the voting structure contemplated by the draft S-1 attached hereto as Exhibit D (which voting rights shall apply to the Offered Class), including without limitation as such structure relates to voting ratios, “sunset” provisions and the like, and the Company shall not deviate from such structure in any manner adverse to the Purchaser in any material respect in its capacity as a holder of the Offered Class without the Purchaser’s prior written consent, which may not be unreasonably withheld, conditioned or delayed.”

3)         Amendment to Exhibits.  A new Exhibit D is hereby added to the SPA in the form of Exhibit D attached to this Amendment.

4)         Continuing Effect of Agreement.  Except as expressly set forth in this Amendment, all other provisions of the SPA remain unchanged and in full force and effect.

5)         Miscellaneous. The provisions of Articles XX to XXIII, XXVI and XXVII of the SPA shall apply to this Amendment, as they apply to the SPA, mutatis mutandis.

[Signatures Follow]

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 1 to the SPA to be executed and delivered as of the date first set forth above.

COMPANY:

Bentley Systems, Incorporated

By:	/s/ Gregory S. Bentley
Name:	Gregory S. Bentley
Title:	CEO, President and Chairman of the Board

PURCHASER:
Siemens AG

By:	/s/ Karl-Heinz Seiberth
Name:	Karl-Heinz Seiberth
Title:	Corporate Vice President, Head of Mergers & Acquisitions and
Post-Closing Management

By:	/s/ Dr. Juergen Brandes
Name:	Dr. Juergen Brandes
Title:	CEO, Process Industries and Drives Division

KEY HOLDERS:
Barry J. Bentley

/s/ Barry J. Bentley

M. Therese V. Bentley

/s/ M. Therese V. Bentley

Barry J. Bentley 2007 Grantor Retained Annuity Trust – II
Barry J. Bentley 2012 Grantor Retained Annuity Trust
Barry J. Bentley 2012 Generation-Skipping Trust
The Bentley Children’s Trust of December 11, 2007 FBO Katherine M. Bentley
The Bentley Children’s Trust of December 11, 2007 FBO Michael J. Bentley
The Bentley Children’s Trust of December 11, 2007 FBO Steven F. Bentley
The Bentley Children’s Trust of December 11, 2007 FBO Thomas G. Bentley

By:	/s/ M. Therese V. Bentley
Name:	M. Therese V. Bentley
Title:	Trustee

KEY HOLDERS (cont):
Gregory S. Bentley

/s/ Gregory S. Bentley

Caroline M. Bentley 2009 GST Exempt Trust

By:	/s/ Gregory S. Bentley
Name:	Gregory S. Bentley
Title:	Trustee

Gregory S. Bentley 2007 Gift Trust
Gregory S. Bentley 2009 Gift Trust
Gregory S. Bentley 2012 Grantor Retained Annuity Trust
Gregory S. Bentley 2014 Grantor Retained Annuity Trust

By:	/s/ Caroline M. Bentley
Name:	Caroline M. Bentley
Title:	Trustee

Gregory S. Bentley 2009 GST Exempt Trust

By:	/s/ Caroline M. Bentley
Name:	Caroline M. Bentley
Title:	Trustee

By:	/s/ Patrick C. O’Donnell
Name:	Patrick C. O’Donnell
Title:	Trustee

KEY HOLDERS (cont.)

Keith A. Bentley

/s/ Keith A. Bentley

Corrine P. Bentley

/s/ Corrine P. Bentley

Keith A. Bentley 2007 Gift Trust FBO Charlene A. Clark
Keith A. Bentley 2007 Gift Trust FBO David A. Bentley
Keith A. Bentley 2007 Gift Trust FBO Jennifer R. Frank
Keith A. Bentley 2007 Gift Trust FBO Robert J. Gilchrist
Keith A. Bentley 2007 Gift Trust FBO Sarah L. Bentley
Keith A. Bentley 2007 Gift Trust FBO William K. Bentley
Keith A. Bentley 2012 for Children FBO David A. Bentley
Keith A. Bentley 2012 for Children FBO Sarah L. Bentley
Keith A. Bentley 2012 for Children FBO William K. Bentley
Keith A. Bentley 2012 for Step-Children FBO Charlene A. Clark
Keith A. Bentley 2012 for Step-Children FBO Jennifer R. Frank
Keith A. Bentley 2012 for Step-Children FBO Robert J. Gilchrist
Keith A. Bentley 2012 Grantor Retained Annuity Trust

By:	/s/ Corrine P. Bentley
Name:	Corrine P. Bentley
Title:	Trustee

KEY HOLDERS (cont.)

Raymond B. Bentley

/s/ Raymond B. Bentley

Raymond B. Bentley 2012 Generation-Skipping Trust

By:	/s/ Therese G. Bentley
Name:	Therese G. Bentley
Title:	Trustee

Exhibit D

S-1

(see attached)

Execution Version

AMENDMENT NO. 2

TO

BENTLEY SYSTEMS, INCORPORATED

COMMON STOCK PURCHASE AGREEMENT

This amendment No. 2 (this “Amendment”) to the Bentley Systems, Incorporated Common Stock Purchase Agreement dated September 23, 2016, as amended (the “SPA”), is entered into as of April __, 2018 (the “Effective Date”), by and among Bentley Systems, Incorporated, a Delaware Corporation (the “Company”), Siemens AG, a stock corporation (Aktiengesellschaft) (the “Purchaser”), and the “Key Holders” signatory to the SPA.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the SPA.

WHEREAS, the Company, the Purchaser and the Key Holders (collectively, the “Parties”) entered into the SPA on September 23, 2016, pursuant to which, among other things, the Parties agreed that Purchaser will purchase certain Class B Common Stock of the Company in a series of acquisitions, all as set forth in the SPA; and

WHEREAS, the Parties determined to execute this Amendment to the SPA in order to increase the Maximum Amount, to modify certain provisions relating to the sale and purchase of Subsequent Shares and to extend the term of the SPA.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1)         Amendment to the definition of “Maximum Amount”.  The fifth paragraph of Article I of the SPA is hereby amended and restated in its entirety and replaced with the following:

“For the purposes of this Agreement, “Maximum Amount” means $250,000,000 upon the execution of this Agreement; provided that upon the earlier to occur of (i) the fifth anniversary of this Agreement, and (ii) the acquisition by the Purchaser of $250,000,000 worth of shares of Class B Common Stock (as measured by the actual cash paid by the Purchaser hereunder), the “Maximum Amount” shall be automatically increased by $20,000,000 on each subsequent anniversary of the Agreement following such earlier occurrence, in each case, so long as the Strategic Collaboration Agreement remains in effect on each such subsequent anniversary.  For the avoidance of doubt, the Maximum Amount shall exclude any purchases by the Purchaser pursuant to Article XII.”

2)         Amendment and Restatement of Section 2.02(d) of the SPA.  Section 2.02(d) is hereby amended and restated in its entirety and replaced with the following:

(d)

(i) Promptly following each Subsequent Expiration Date with respect to a Subsequent Offer, the Company shall provide a written report (a “Subsequent Purchase Report”) to the Purchaser setting forth, subject to subsection (ii), below, (A) the total number of shares of Class B Common Stock to be sold to Purchaser by the Company and pursuant to any Direct Sales at the applicable Additional Closing (as defined below) (collectively, the “Subsequent Shares”), (B) the number of shares of Class B Common Stock that were first issued by the Company (or as to shares of Restricted Stock, that first vested) during the period beginning on the date the last Subsequent Purchase Report was delivered hereunder and ending on the applicable Subsequent Expiration Date (such number of shares of Class B Common Stock, the “Cap Amount”) and (C) the Carryforward (as defined below), if any.

(ii) Subject to the provisions of this subsection (ii), the Subsequent Shares shall include and consist of all of the following amounts of shares of Class B Common Stock and the Subsequent Purchase Report shall include a summary thereof (including the names of the record and beneficial owners thereof): (a) the number of Tendered Shares with respect to such Subsequent Offer (the “Subsequent Tendered Shares”); (b) the number of Direct Shares offered for sale by the Selling Stockholders with respect to such Subsequent Offer in accordance with Section 2.03 hereof, if any (as to which the Company shall waive any applicable transfer restrictions); and (c) the number of shares of Class B Common Stock actually purchased by the Company from employee stockholders pursuant to the Company’s Equity Incentive Plans during the period beginning on the date the last Subsequent Purchase Report was delivered hereunder (or, in the case of the Initial Offer, the Purchase Report) and ending on the applicable Subsequent Expiration Date (the “Subsequent Additional Shares”); provided that, at its option and by notice to the Purchaser in any Subsequent Purchase Report, the Company may elect to reduce the number of Subsequent Shares to be sold to the Purchaser at the applicable Additional Closing (such reduction, the “Offset”) by no more than the lesser of (x) thirty-five percent (35%) of the Subsequent Shares included in such Subsequent Purchase Report and (y) the Cap Amount.  The number of shares elected by the Company to be included in the Offset shall be indicated in the applicable Subsequent Purchase Report.  To the extent the Cap Amount exceeds the Offset in a given Subsequent Purchase Report, such excess (the “Carryforward”) shall be carried forward and added to (and considered part of) the Cap Amount applicable to only the immediately succeeding Subsequent Purchase Report; it being understood and agreed that a Carryforward calculated in such immediately succeeding Subsequent Purchase Report shall not be further carried forward beyond such report and that future Subsequent Purchase Reports will calculate the applicable Carryforward de novo in accordance with this sentence.

(iii) The Company’s delivery of a Subsequent Purchase Report shall create a binding obligation hereunder with respect to the applicable Subsequent Shares (x) on the Company to sell the Subsequent Tendered Shares and the Subsequent Additional Shares to the Purchaser at the applicable Additional Closing and (y) on the Purchaser to purchase such Subsequent Shares from the Company at such Additional Closing and to accept the offer by each Selling Stockholder to purchase the Direct Shares on and subject to the terms of this Agreement and each applicable Stock Purchase Agreement, at the applicable Additional Closing:

3)         Amendment to Article XXIII of the SPA.  The first sentence of Article XXIII of the SPA is hereby amended and restated in its entirety to read as follows:

The obligations of the Parties pursuant to Article II shall remain in effect until December 31, 2030 or until such time as the Purchaser purchases the Maximum Amount (it being understood and agreed that any future automatic increase to the then applicable Maximum Amount (whether or not such increase has occurred) shall be given effect as if it has occurred when determining the Maximum Amount for this purpose), whichever occurs first, unless otherwise terminated by mutual written agreement of the Purchaser and the Company.

4)         Continuing Effect of Agreement.  Except as expressly set forth in this Amendment, all other provisions of the SPA remain unchanged and in full force and effect.

5)         Miscellaneous. The provisions of Articles XX to XXIII, XXVI and XXVII of the SPA shall apply to this Amendment, as they apply to the SPA, mutatis mutandis.

[Signatures Follow]

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 2 to the SPA to be executed and delivered as of the date first set forth above.

COMPANY:

Bentley Systems, Incorporated

By:	/s/ Gregory S. Bentley
Name:	Gregory S. Bentley
Title:	CEO, President and Chairman of the Board

PURCHASER:
Siemens AG

By:	/s/ Karl-Heinz Seiberth
Name:	Karl-Heinz Seiberth
Title:	Corporate Vice President, Head of Mergers & Acquisitions and
Post-Closing Management

By:	/s/ Dr. Karin Flesch
Name:	Dr. Karin Flesch
Title:	Senior Vice President

KEY HOLDERS:
Barry J. Bentley

/s/ Barry J. Bentley

M. Therese V. Bentley

/s/ M. Therese V. Bentley

Barry J. Bentley 2007 Grantor Retained Annuity Trust – II
Barry J. Bentley 2012 Grantor Retained Annuity Trust
Barry J. Bentley 2012 Generation-Skipping Trust
The Bentley Children’s Trust of December 11, 2007 FBO Katherine M. Bentley
The Bentley Children’s Trust of December 11, 2007 FBO Michael J. Bentley
The Bentley Children’s Trust of December 11, 2007 FBO Steven F. Bentley
The Bentley Children’s Trust of December 11, 2007 FBO Thomas G. Bentley

By:	/s/ M. Therese V. Bentley
Name:	M. Therese V. Bentley
Title:	Trustee

KEY HOLDERS (cont):
Gregory S. Bentley

/s/ Gregory S. Bentley

Caroline M. Bentley 2009 GST Exempt Trust

By:	/s/ Gregory S. Bentley
Name:	Gregory S. Bentley
Title:	Trustee

Gregory S. Bentley 2007 Gift Trust
Gregory S. Bentley 2009 Gift Trust
Gregory S. Bentley 2012 Grantor Retained Annuity Trust
Gregory S. Bentley 2014 Grantor Retained Annuity Trust

By:	/s/ Caroline M. Bentley
Name:	Caroline M. Bentley
Title:	Trustee

Gregory S. Bentley 2009 GST Exempt Trust

By:	/s/ Caroline M. Bentley
Name:	Caroline M. Bentley
Title:	Trustee

By:	/s/ Patrick C. O’Donnell
Name:	Patrick C. O’Donnell
Title:	Trustee

KEY HOLDERS (cont.)

Keith A. Bentley

/s/ Keith A. Bentley

Corrine P. Bentley

/s/ Corrine P. Bentley

Keith A. Bentley 2007 Gift Trust FBO Charlene A. Clark
Keith A. Bentley 2007 Gift Trust FBO David A. Bentley
Keith A. Bentley 2007 Gift Trust FBO Jennifer R. Frank
Keith A. Bentley 2007 Gift Trust FBO Robert J. Gilchrist
Keith A. Bentley 2007 Gift Trust FBO Sarah L. Bentley
Keith A. Bentley 2007 Gift Trust FBO William K. Bentley
Keith A. Bentley 2012 for Children FBO David A. Bentley
Keith A. Bentley 2012 for Children FBO Sarah L. Bentley
Keith A. Bentley 2012 for Children FBO William K. Bentley
Keith A. Bentley 2012 for Step-Children FBO Charlene A. Clark
Keith A. Bentley 2012 for Step-Children FBO Jennifer R. Frank
Keith A. Bentley 2012 for Step-Children FBO Robert J. Gilchrist
Keith A. Bentley 2012 Grantor Retained Annuity Trust

By:	/s/ Corrine P. Bentley
Name:	Corrine P. Bentley
Title:	Trustee

KEY HOLDERS (cont.)

Raymond B. Bentley

/s/ Raymond B. Bentley

Raymond B. Bentley 2012 Generation-Skipping Trust

By:	/s/ Therese G. Bentley
Name:	Therese G. Bentley
Title:	Trustee